                                            CONFIDENTIAL MATERIALS OMITTED AND
                                          FILED SEPARATELY WITH THE SECURITIES
                                                       AND EXCHANGE COMMISSION.
                                                    ASTERISKS DENOTE OMISSIONS.


                                                                   Exhibit 3.5







                     --------------------------------------
                     --------------------------------------

                              AMENDED AND RESTATED
                            ASSET PURCHASE AGREEMENT

                     --------------------------------------
                     --------------------------------------






                                     BETWEEN

                             CELESTICA CORPORATION,

                           CELESTICA IRELAND LIMITED,

                                 MOTOROLA, INC.

                                       AND

                                  MOTOROLA B.V.


                           MADE AS OF DECEMBER 5 2000

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
ARTICLE 1             DEFINED TERMS, SCHEDULES AND EXHIBITS......................................................2

         1.1. Defined Terms......................................................................................2
         1.2. Schedules..........................................................................................9
         1.3. Exhibits...........................................................................................9

ARTICLE 2             PURCHASE AND SALE OF PURCHASED ASSETS......................................................9

         2.1. Purchased Assets...................................................................................9
         2.2. Boynton Beach Assets..............................................................................11
         2.3. Excluded Assets...................................................................................11

ARTICLE 3             PURCHASE PRICE............................................................................12

         3.1. Purchase Price....................................................................................12
         3.2. Determination of Asset Amount.....................................................................12
         3.3. Adjustment of the Purchase Price..................................................................14
         3.4. Allocation of Purchase Price......................................................................14
         3.5. Transfer Taxes....................................................................................15

ARTICLE 4             LIABILITIES...............................................................................15

         4.1. Assumption of Certain Liabilities by Celestica....................................................15

ARTICLE 5             REPRESENTATIONS AND WARRANTIES OF MOTOROLA................................................15

         5.1. Organization......................................................................................15
         5.2. Authorization.....................................................................................16
         5.3. No Other Agreements to Purchase...................................................................16
         5.4. No Violation......................................................................................16
         5.5. Condition of Tangible Purchased Assets............................................................16
         5.6. Title to Personal Property........................................................................17
         5.7. Location of Real Property.........................................................................17
         5.8. No Leased Property................................................................................17
         5.9. Real Property.....................................................................................17
         5.10. Assigned Third Party Software....................................................................18
         5.11. Insurance........................................................................................18
         5.12. No Expropriation.................................................................................18
         5.13. Agreements and Commitments.......................................................................18
         5.14. Compliance with Laws; Governmental Authorizations................................................19
         5.15. Consents and Approvals...........................................................................19
         5.16. Books and Records; Schedules in Concordance with GAAP............................................20
         5.17. Litigation.......................................................................................20
         5.18. Customers........................................................................................20

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                               PAGE
                                                                                                               ----
         5.19. No Liabilities...................................................................................20
         5.20. Tax Matters......................................................................................20
         5.21. [Intentionally omitted]..........................................................................21
         5.22. Intellectual Property............................................................................21
         5.23. Motorola Supplier Quality Standards..............................................................21

ARTICLE 6             REPRESENTATIONS AND WARRANTIES OF CELESTICA...............................................21

         6.1. Organization......................................................................................21
         6.2. Authorization.....................................................................................22
         6.3. No Violation......................................................................................22
         6.4. Consents and Approvals............................................................................22
         6.5. No Finder.........................................................................................22
         6.6. Financing.........................................................................................22

ARTICLE 7             SURVIVAL OF REPRESENTATIONS AND WARRANTIES................................................22

         7.1. Survival of Representations and Warranties........................................................22

ARTICLE 8             COVENANTS.................................................................................23

         8.1. Access to the Motorola Operation and Purchased Assets.............................................23
         8.2. Delivery of Books and Records.....................................................................24
         8.3. Consents to Assignment............................................................................25
         8.4. HSR Investigations and Filings....................................................................25
         8.5. EC Merger Notification............................................................................26
         8.6. IDA...............................................................................................26
         8.7. Value Added Tax...................................................................................26
         8.8. Transition Services Agreement and Joint Use and Occupancy Agreement...............................27
         8.9. Real Estate Contract (Dublin).....................................................................27
         8.10. Public Filing....................................................................................28

ARTICLE 9             CONDITIONS OF CLOSING.....................................................................28

         9.1. Mutual Conditions Precedent.......................................................................28
         9.2. Conditions of Closing in Favor of Celestica.......................................................30
         9.3. Conditions of Closing in Favor of Motorola........................................................32

ARTICLE 10            CLOSING DATE AND TRANSFER OF POSSESSION...................................................34

         10.1. Place of Closing.................................................................................34
         10.2. Transfer.........................................................................................34
         10.3. Further Assurances...............................................................................35
         10.4. Risk of Loss.....................................................................................35

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                               PAGE
                                                                                                               ----
ARTICLE 11            INDEMNIFICATION...........................................................................35

         11.1. Indemnification by Motorola and Motorola B.V.....................................................35
         11.2. Indemnification by Celestica.....................................................................35
         11.3. Notice of Claim..................................................................................36
         11.4. First Party Claims...............................................................................37
         11.5. Third Party Claims...............................................................................37
         11.6. General Provisions...............................................................................37
         11.7. Threshold and Cap on Indemnification.............................................................38
         11.8. Exclusivity......................................................................................38

ARTICLE 12            MISCELLANEOUS.............................................................................39

         12.1. Alliance Agreement...............................................................................39
         12.2. Dispute..........................................................................................39
         12.3. Notices..........................................................................................39
         12.4. Currency.........................................................................................41
         12.5. Sections and Headings............................................................................41
         12.6. Rules of Construction............................................................................41
         12.7. Construction.....................................................................................42
         12.8. Entire Agreement.................................................................................42
         12.9. Time of Essence..................................................................................42
         12.10. Applicable Law; Consent to Jurisdiction.........................................................42
         12.11. Waiver of Jury Trial............................................................................43
         12.12. Public Announcement.............................................................................43
         12.13. Disclosure......................................................................................43
         12.14. Confidentiality.................................................................................43
         12.15. Expenses........................................................................................43
         12.16. Severability....................................................................................44
         12.17. Successors and Assigns..........................................................................44
         12.18. Amendment and Waivers...........................................................................44
         12.19. Counterparts....................................................................................44
         12.20. No Third Party Beneficiaries....................................................................44
         12.21. Process Agents..................................................................................44

                                    SCHEDULES

Schedule 2.1(a)            -        Machinery and Equipment
Schedule 2.1(d)            -        Assigned Contracts
Schedule 2.1(e)            -        Assigned Third Party Software Licenses
Schedule 2.1(f)            -        Transferred Permits
Schedule 2.1(h)            -        Prepaid Expenses
Schedule 2.2               -        Bailed Equipment
Schedule 2.3               -        Excluded Assets
Schedule 3.1               -        Payment of Purchase Price
Schedule 5.4               -        No Violation
Schedule 5.5               -        Condition of Tangible Personal Property
Schedule 5.6               -        Title to Personal Property
Schedule 5.7               -        Location of Real Property
Schedule 5.8               -        No Leased Property
Schedule 5.13              -        Agreements and Commitments
Schedule 5.14(a)           -        Compliance with Laws
Schedule 5.14(b)           -        Non-Transferred Permits
Schedule 5.15              -        Consents and Approvals
Schedule 5.17              -        Litigation

                                    EXHIBITS

Exhibit 9.1(d)(i)          -        Employee Matters Agreement
Exhibit 9.1(d)(ii)         -        Transition Services Agreements
Exhibit 9.1(d)(iii)        -        Relationship Agreement
Exhibit 9.1(d)(iv)         -        Iowa Business Unit Agreement
Exhibit 9.1(d)(v)          -        Dublin Business Unit Agreement
Exhibit 9.1(d)(vi)         -        Lease Assignment and Assumption Agreement
Exhibit 9.1(d)(vii)        -        Real Estate Contract (Dublin)
Exhibit 9.1(d)(viii)       -        Joint Use and Occupancy Agreement

                  AMENDED AND RESTATED ASSET PURCHASE AGREEMENT


         THIS AGREEMENT is made as of the 5th day of December, 2000.

B E T W E E N:


                  CELESTICA CORPORATION,
                  a corporation existing under the laws of the State of Delaware,

                  (hereinafter referred to as "CELESTICA"),

                                    - and -

                  CELESTICA IRELAND LIMITED,
                  a corporation existing under the laws of Ireland,

                  (hereinafter referred to as "CELESTICA IRELAND"),

                                    - and -

                  MOTOROLA B.V.,
                  a corporation existing under the laws of The Netherlands

                  (hereinafter referred to as "MOTOROLA B.V.")

                                    - and -

                  MOTOROLA, INC.,
                  a corporation existing under the laws of the State of Delaware,

                  (hereinafter referred to as "MOTOROLA").

                  WHEREAS immediately prior to the Effective Time (as hereinafter defined) Motorola and Motorola B.V. will carry on the Motorola Operation (as hereinafter defined);

                  AND WHEREAS Motorola and Motorola B.V. desire to sell, and Celestica and Celestica Ireland desire to purchase, assets associated with the Motorola Operation, as described herein, so that, at the Effective Time, Celestica and Celestica Ireland may carry on the Celestica Operation (as hereinafter defined);

                  NOW THEREFORE THIS AGREEMENT WITNESSES THAT, in consideration of the respective covenants, agreements, representations, warranties and indemnities of the parties herein contained and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each party), the parties covenant and agree as follows:

                                   ARTICLE 1

                      DEFINED TERMS, SCHEDULES AND EXHIBITS

     1.1. DEFINED TERMS. For the purposes of this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

"ADR" has the meaning set out in section 12.2;

"ACCOUNTING REFEREE" has the meaning set out in subsection 3.2(d);

"AFFILIATE" means, in relation to any person, any other person that directly or indirectly controls, or that is directly or indirectly controlled by, or that is under the direct or indirect common control of, such person; provided, however, that any corporation in respect of which any person owns beneficially, directly or indirectly, not less than 50 percent of such corporation's voting securities, shall be deemed to be an Affiliate of such person (for purposes hereof, "control" means, in respect of any person, the power or authority to direct, or cause the direction of, directly or indirectly, the management, policies or actions of any other person, whether through the ownership of equity securities or voting securities or by Contract or otherwise);

"ASSET AMOUNT" has the meaning set forth in section 3.1;

"ASSIGNED AGREEMENTS" has the meaning set out in section 5.13;

"ASSIGNED CONTRACTS" has the meaning set out in subsection 2.1(d);

"ASSIGNED THIRD PARTY SOFTWARE LICENSES" has the meaning set out in subsection 2.1(e);

"ASSUMED LIABILITIES" has the meaning set out in section 4.1;

"BAILED EQUIPMENT" has the meaning set out in subsection 2.2(a);

"BOYNTON FACILITIES" means Motorola's manufacturing facilities in Boynton Beach, Florida;

"BUSINESS DAY" means a day, other than a Saturday or a Sunday, on which banks are open for ordinary banking business in each of (i) Chicago, Illinois, (ii) Toronto, Ontario and/or (iii) Dublin, Ireland, as applicable;

"BUSINESS UNIT AGREEMENTS" means, collectively, the Dublin Business Unit Agreement and the Iowa Business Unit Agreement;

 "CELESTICA OPERATION" means the assembly and manufacture of cellular phones, two-way pagers, two-way radios and related accessories and products, testing and related services by Celestica and Celestica Ireland at the Facilities as of the Effective Time utilizing the Purchased Assets to carry out their obligations under the Business Unit Agreements;

"CELESTICA'S CANADIAN COUNSEL" means Davies, Ward & Beck LLP, Toronto, Ontario;

"CELESTICA'S IRISH COUNSEL" means A&L Goodbody;

"CELESTICA'S U.S. COUNSEL" means such United States counsel as Celestica and Celestica Ireland shall retain prior to the Closing Date;

"CLAIM" means any claim, action, demand, lawsuit or proceeding;

"CLOSING DATE" means the fifth Business Day after the conditions set forth in
Article 9 have been fulfilled, satisfied or waived (by each party entitled to the benefit of the condition), as the case may be, or at such other date or time as the parties may mutually agree upon in writing;

"CLOSING DATE ASSET AMOUNT" has the meaning set out in subsection 3.2(b);

"CLOSING DATE ASSET STATEMENT" has the meaning set out in subsection 3.2(b);

"CODE" means the Internal Revenue Code of 1986, as amended;

"CONTRACT" means any agreement, indenture, contract, lease, deed of trust, license, option, instrument or other commitment, whether written or oral (excluding, for certainty any Assigned Third Party Software Licenses and Permits);

"DUBLIN BUSINESS UNIT AGREEMENT" means the agreement substantially in the form attached hereto as Exhibit 9.1(d)(v);

"DUBLIN FACILITIES" means Motorola's manufacturing facilities in Dublin, Ireland used in the Motorola Operation;

"EC MERGER REGULATION" means Council Regulation (EEC) No. 4064/89 (as amended);

"EC MERGER NOTIFICATION" means a notification to the European Commission pursuant to the EC Merger Regulation;

"EFFECTIVE TIME" means 12:01 a.m.  (Eastern Standard Time) on the Closing Date;

"EMPLOYEE MATTERS AGREEMENT" means the agreement in the form attached hereto as
Exhibit 9.1(d)(i);

"ENCUMBRANCE" means any encumbrance, lien, charge, hypothecation, pledge, mortgage, title retention agreement, security interest of any nature, adverse claim, exception, right of set-off, reservation of title to real property, easement, right of occupation, any matter capable of registration against title, option, right of pre-emption, privilege or any Contract to create any of the foregoing;

"ENVIRONMENTAL LAWS" means applicable national, federal, state, European Community and local laws, statutes, ordinances, regulations, binding agreements with Governmental Authorities, orders or Environmental Permits relating to pollution or protection of the environment, natural resources or human health;

"ENVIRONMENTAL PERMITS" means all licenses, permits, approvals, consents, certificates, registrations or other similar authorizations required under Environmental Laws;

"ESTIMATED ASSET AMOUNT" has the meaning set out in subsection 3.2(a);

"ESTIMATED ASSET STATEMENT" has the meaning set out in subsection 3.2(a);

"FACILITIES" means the Iowa Facilities and the Dublin Facilities;

"FIRST PARTY CLAIM" has the meaning set out in section 11.3;

"GAAP" means United States generally accepted accounting principles;

"GOVERNMENTAL AUTHORITY" means any national, federal, state, county, municipal, district or local government or government body, or any public administrative or regulatory agency, political subdivision, commission, court, board or body, or representative of any of the foregoing, foreign or domestic, of, or established by any such government or government body which has authority in respect of a particular matter and includes, without limitation, a Competent Authority as defined in General Condition 2 of the Real Estate Contract (Dublin);

"HIRED EMPLOYEES" has the meaning ascribed thereto in the Employee Matters Agreement;

"HSR ACT" means the HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT of 1976, as amended, and the rules and regulations promulgated thereunder;

"HSR APPROVAL" means the expiry or early termination of the relevant waiting period under the HSR Act;

"IDA" means the Industrial Development Authority of Ireland;

"INDEMNIFIED PARTY" has the meaning set out in section 11.3;

"INDEMNIFYING PARTY" has the meaning set out in section 11.3;

"INTELLECTUAL PROPERTY" means industrial and intellectual property under the laws of Ireland, the United States and other jurisdictions, including all: (i) trade secrets, know-how, including all unpatented inventions, formulae, processes, technology, drawings, design and construction specifications, production, operating and quality control manuals; (ii) copyrights, including all copyrights in the software; (iii) industrial designs, design patents and other designs; (iv) mask works and integrated circuit topography rights; (v) patents; (vi) trade-marks, including both registered and unregistered trade-marks and service marks, designs, logos, indicia, distinguishing guises, trade dress, trade names; and (vii) all proprietary information, documentation, licenses, registered user agreements and other agreements relating to the foregoing.

"INVENTORY" has the meaning set out in subsection 2.1(b);

"IOWA BUSINESS UNIT AGREEMENT" means the agreement substantially in the form attached hereto as Exhibit 9.1(d)(iv);

"IOWA FACILITIES" means the East building of Motorola's manufacturing facilities in Mt. Pleasant, Iowa used in the Motorola Operation;

"IRELAND" means the Republic of Ireland;

"IRISH MERGERS ACT" means the Mergers and Take-overs (Control) Act, 1978 to
1996;

"IRISH MERGERS NOTIFICATION" means a notification to the Minister pursuant to the Irish Mergers Act;

"IRISH PURCHASED ASSETS" has the meaning set out in section 2.1;

"IRISH REAL PROPERTY" has the meaning set out in Section 8.9(a);

"JOINT USE AND OCCUPANCY AGREEMENT" means the joint use and occupancy agreement substantially in the form attached hereto as Exhibit 9.1(d)(viii);

"LEASE ASSIGNMENT AND ASSUMPTION AGREEMENTS" means the lease assignment and assumption agreements in respect of each of the Leases substantially in the form attached hereto as Exhibit 9.1(d)(vi);

"LEASED PROPERTY" has the meaning set out in section 5.7;

"LEASES" has the meaning set out in section 5.8;

"LOSSES" in respect of any matter, means all claims, demands, proceedings, losses, damages, obligations, liabilities, deficiencies, fines, costs and expenses (including all legal and other professional fees and disbursements, interest, penalties and amounts paid in settlement) arising, directly or indirectly, as a result of such matter (but excluding any consequential, special, incidental, indirect, collateral or punitive losses or damages, lost profits or similar items);

"MACHINERY AND EQUIPMENT" has the meaning set out in subsection 2.1(a);

"MINISTER" means the Minister for Enterprise, Trade and Employment of Ireland for the time being or any person or body on which her duties may have devolved;

"MOTOROLA ENERGY PRODUCTS BUSINESS" means the business of the manufacture and assembly of batteries conducted by Motorola's Energy Systems Group at the Dublin Facilities;

"MOTOROLA LIABILITIES" means any amounts accrued in respect of obligations and liabilities of Motorola and Motorola B.V. in connection with the Purchased Assets or the Motorola Operation which accrue prior to the Effective Time but become due and payable by Motorola or Motorola B.V. and are paid by Celestica or Celestica Ireland, on behalf of Motorola or Motorola B.V., thereafter and for greater certainty do not include the Assumed Liabilities;

"MOTOROLA OPERATION" means the assembly and manufacture of cellular phones, two-way pagers and related accessories and products, testing and related services and two-way radios and related accessories and products, testing and related services conducted by Motorola and

Motorola B.V. immediately prior to the Effective Time at the Facilities; for greater certainty, the "Motorola Operation" shall not include the Motorola Energy Products Business;

"MOTOROLA SUPPLIER QUALITY STANDARDS" means the current Motorola standards, qualifications, rules, policies, guidelines and approvals applicable at the Effective Time to contract manufacturers which produce products of the type to be produced pursuant to the Business Unit Agreements;

"MOTOROLA'S IRISH COUNSEL" means McCann FitzGerald in Ireland;

"MOTOROLA'S U.S. COUNSEL" means McDermott, Will & Emery;

"MOTOROLA'S KNOWLEDGE" and any derivations thereof mean the actual knowledge of Noel Fogarty, Robert Svidal and Jennifer Calhoun; provided, however, that such individuals shall be deemed for purposes of this Agreement to have the knowledge of the relevant facts that a senior manager of the Motorola Operation with responsibility for the matter in question would reasonably be expected to have;

"NON-TRANSFERRED PERMITS" means those (a) government permits and (b) other approvals, consents, registrations, certificates and other authorizations held by or granted to Motorola and Motorola B.V. which are applicable to the Motorola Operation or the Purchased Assets and which are not being transferred by Motorola and Motorola B.V. to Celestica or Celestica Ireland;

"PERMITS" has the meaning set out in section 5.14;

"PERMITTED ENCUMBRANCES" means:

     (a) with respect to the Purchased Assets other than the property described in the Real Estate Contract (Dublin);

          (i) liens for Taxes, assessments and governmental charges due and being contested in good faith and diligently by appropriate proceedings (and for the payment of which adequate provision has been made);

          (ii) servitudes, easements, restrictions, rights-of-way and other similar rights in real property or any interest therein, provided the same are not of such nature as to materially adversely affect the use of the property subject thereto by Motorola or Motorola B.V.;

         (iii) liens for Taxes either not due and payable or due but for which notice of assessment has not been given;

          (iv) undetermined or inchoate liens, charges and privileges incidental to current construction or current operations and statutory liens, charges, adverse claims, security interests or Encumbrances of any nature whatsoever claimed or held by any Governmental Authority which have not at the time been filed or registered against the title to the asset or served upon Motorola or Motorola B.V. pursuant to law or which relate to obligations not due or delinquent;

          (v) inchoate or statutory liens of contractors, sub-contractors, mechanics, workers, suppliers, materialmen, carriers and others in respect of construction, maintenance, repair or operation of assets of Motorola and Motorola B.V. or otherwise arising in the ordinary course of the Motorola Operation provided that such liens are related to obligations not yet due or delinquent (taking into account any grace or cure periods) and are not registered as Encumbrances against title to any of the Purchased Assets;

          (vi) assignments of insurance provided to landlords (or their mortgagees) pursuant to the terms of the Leases and liens or rights reserved in any Lease for rent or for compliance with the terms of such Lease;

         (vii) security given in the ordinary course of the Motorola Operation to any public utility, municipality or government or to any statutory or public authority in connection with the Motorola Operation, other than security for borrowed money; and

        (viii) those Encumbrances set out in Schedule 5.6; and

     (b) with respect to the real property described in the Real Estate Contract (Dublin) and Requisitions, those Encumbrances set forth in the Real Estate Contract (Dublin); and

"PERSON" means an individual, firm, corporation, limited liability company, syndicate, partnership, trust, association, joint venture, unincorporated organization, Governmental Authority or other legal or business entity;

"PREMISES" has the meaning set out in section 5.9;

"PRINCIPAL AGREEMENTS" has the meaning set out in subsection 9.1(g);

"PURCHASE PRICE" has the meaning set out in section 3.1;

"PURCHASED ASSETS" has the meaning set out in section 2.1;

"RATE" means 8.0% per annum;

"REAL ESTATE CONTRACT (DUBLIN)" means the agreement substantially in the form of
Exhibit 9.1(d)(vii);

"REAL PROPERTY" has the meaning set out in section 5.7;

"RELATIONSHIP AGREEMENT" means the agreement substantially in the form attached hereto as Exhibit 9.1(d)(iii);

"REPRESENTATION LOSSES" has the meaning set out in section 11.7;

"REQUISITIONS" means the 1996 Edition of Law Society of Ireland Objections and Requisitions on Title and Rejoinders thereto raised by Celestica's Irish Counsel and replied to by Motorola's Irish Counsel;

"RETENTION PERIOD" has the meaning set out in section 8.2;

"RIGHTS" has the meaning set out in section 8.3;

"STEERING COMMITTEE" shall mean a committee comprised of two representatives of Motorola (initially being Dennis Sester and Dennis Olis) and two representatives of Celestica (initially being Rahul Suri and Bill Shum); provided that such representatives may be replaced from time to time by the relevant party;

"TAX" OR "TAXES" means all taxes, duties, charges, fees, levies or other assessments, including all income, capital, sales, use, transfer, goods and services, franchise, withholding, social security, payroll, premium, employment, health, education, excise, business, property or other taxes, customs duties, surtaxes, fees, assessments, assessments as required insurance (such as workers' compensation insurance), late filing or payment penalties, charges or governmental or statutory imposts of any kind whatsoever imposed by any Governmental Authority or other taxing authority, together with any interest penalty, fine or other amount on, or in lieu of non-collection of, late payment of or otherwise in respect of, such taxes;

"THIRD PARTY CLAIM" has the meaning set out in section 11.3;

"TIME OF CLOSING" means 10:00 a.m. (Eastern Standard Time) on the Closing Date, or such other time on the Closing Date as Motorola and Celestica may mutually determine;

"TRANSFERRED PERMITS" has the meaning set out in subsection 2.1(f);

"TRANSITION SERVICES AGREEMENTS" means the agreements substantially in the form attached hereto as Exhibit 9.1(d)(ii); and

"U.S. PURCHASED ASSETS" has the meaning set out in section 2.1.

     1.2. SCHEDULES. The following Schedules are attached to and form part of this Agreement:

                  Schedule 2.1(a)           -        Machinery and Equipment
                  Schedule 2.1(d)           -        Assigned Contracts
                  Schedule 2.1(e)           -        Assigned Third Party Software Licenses
                  Schedule 2.1(f)           -        Transferred Permits
                  Schedule 2.1(h)           -        Prepaid Expenses
                  Schedule 2.2              -        Bailed Equipment
                  Schedule 2.3              -        Excluded Assets
                  Schedule 5.4              -        No Violation
                  Schedule 5.5              -        Condition of Tangible Personal Property

                  Schedule 5.6              -        Title to Personal Property
                  Schedule 5.7              -        Location of Real Property
                  Schedule 5.8              -        No Leased Property
                  Schedule 5.13             -        Agreements and Commitments
                  Schedule 5.14(a)          -        Compliance with Law
                  Schedule 5.14(b)          -        Non-transferred Permits
                  Schedule 5.15             -        Consents and Approvals
                  Schedule 5.17             -        Litigation

     1.3. EXHIBITS. The following Exhibits are attached to and form part of this Agreement:

                  Exhibit 9.1(d)(i)         -        Employee Matters Agreement
                  Exhibit 9.1(d)(ii)        -        Transition Services Agreements
                  Exhibit 9.1(d)(iii)       -        Relationship Agreement
                  Exhibit 9.1(d)(iv)        -        Iowa Business Unit Agreement
                  Exhibit 9.1(d)(v)         -        Dublin Business Unit Agreement
                  Exhibit 9.1(d)(vi)        -        Lease Assignment and Assumption Agreement
                  Exhibit 9.1(d)(vii)       -        Real Estate Contract (Dublin)
                  Exhibit 9.1(d)(viii)      -        Joint Use and Occupancy Agreement

                                   ARTICLE 2

                      PURCHASE AND SALE OF PURCHASED ASSETS

     2.1. PURCHASED ASSETS. On the terms and subject to the provisions of this Agreement, effective as of the Effective Time, Motorola hereby agrees to sell, assign and transfer to Celestica and Celestica hereby agrees to purchase from Motorola, the following property and assets used by Motorola in the United States in connection with the Motorola Operation and as identified separately as such in each of the Schedules referred to in this section 2.1 (collectively, the "U.S. Purchased Assets"), and Motorola B.V. hereby agrees to sell, assign and transfer to Celestica Ireland and Celestica Ireland hereby agrees to purchase from Motorola B.V., the following property and assets used in Ireland by Motorola B.V. in connection with the Motorola Operation and as identified separately as such in each of the Schedules referred to in this section 2.1 (collectively, the "Irish Purchased Assets", the Irish Purchased Assets and the U.S. Purchased Assets being referred to collectively herein as the "Purchased Assets"):

     (a) MACHINERY AND EQUIPMENT. The machinery, production equipment, hardware fixtures, parts, supplies, accessories, tools, dies, jigs, computer equipment, vehicles, furnishings and other assets which are described in Schedule 2.1(a) (the "Machinery and Equipment");

     (b) INVENTORY. All non-finished goods inventory (i) located at the Dublin Facilities, and at the off-site storage facilities listed on Schedule
          5.8 used by the Dublin Facilities, which inventory is used in the manufacture of the "Camelot" model phone and two-way pagers and (ii) located at the Iowa Facilities and at the off-site storage facilities listed on Schedule 5.8 used by the Iowa Facilities, which inventory is used in the manufacture of two-way radios and accessories (collectively, the "Inventory");

     (c) REAL PROPERTY. The Real Property described in Schedule 5.7 and in the Real Estate Contract (Dublin);

     (d) ASSIGNED CONTRACTS. To the extent assignable, all rights and benefits under the Contracts described in Schedule 2.1(d) (collectively, the "Assigned Contracts");

     (e)  THIRD PARTY SOFTWARE LICENSES. Except for those licenses set out on
          Schedule 2.1(e) that are not assignable and transferable by Motorola or Motorola B.V., all rights and benefits of the third party software licenses described in Schedule 2.1(e), and, subject to the terms of the third party software licenses and to the extent the following are in the possession of Motorola or Motorola B.V., the machine readable media containing copies of all source code, object code, data files, records and other information subject to or provided in connection with such software and third party software licenses and copies of all documentation, including documents setting out applicable license terms, operating procedures and error recovery procedures provided by third parties or prepared by Motorola or Motorola B.V. in connection with such licenses (collectively, the "Assigned Third Party Software Licenses");

     (f) PERMITS AND APPROVALS. To the extent assignable and transferable by Motorola or Motorola B.V., (i) the government permits, including Environmental Permits and (ii) other licenses, approvals, consents, registrations, certificates and other authorizations required under applicable law, including Environmental Permits, which are described in Schedule 2.1(f) (collectively, the "Transferred Permits");

     (g) BOOKS AND RECORDS. All books and records specifically and solely related to the Purchased Assets which are located at the Facilities and any off-site storage facilities listed on Schedule 5.8, including cost records, manufacturing data, production records, information related to Hired Employees (as provided in the Employee Matters Agreement), including employee manuals and personnel records pertinent to any Hired Employee (with such Hired Employee's prior written consent where legally required), supply records, inventory records and correspondence files (together with, in the case of such information which is stored electronically, the media on which the same is stored) but excluding those books and records that are subject to confidentiality agreements; provided, however, that Motorola and/or Motorola B.V., as the case may be, shall have used their commercially reasonable efforts to obtain the consents of the other parties to such confidentiality agreements to provide such books and records to Celestica and/or Celestica Ireland, as the case may be (other than in respect of those books and records which are subject to confidentiality agreements with suppliers of components to Motorola and Motorola B.V.).

     (h) PREPAID EXPENSES. The prepaid expenses relating to the Motorola Operation described in Schedule 2.1(h).

     2.2. BOYNTON BEACH ASSETS.

     (a) The parties agree that Motorola's equipment set forth on Schedule 2.2 (the "Bailed Equipment") shall be delivered and installed by Motorola at its expense to and in the Dublin Facilities, to be held by Celestica Ireland and used solely by it in the performance of its obligations under the Dublin Business Unit Agreement. Such Bailed Equipment shall be delivered by Motorola to Celestica Ireland on a timetable mutually agreed upon by Motorola and Celestica Ireland and shall be held pursuant to the terms of the Dublin Business Unit Agreement which apply to Bailed Equipment. Prior to delivery and installation of the Bailed Equipment, Motorola shall mark or label the Bailed Equipment as being property of Motorola and Celestica and Celestica Ireland shall not remove such marks or labels.

     (b) Motorola agrees to sell, assign and transfer to Celestica Ireland, and Celestica Ireland agrees to purchase from Motorola, after the Closing Date, inventory of Motorola transferred from the Boynton Facilities in connection with the transfer of the Bailed Equipment used in the manufacture of two-way pagers at the time the Bailed Equipment is delivered to Celestica Ireland and required by Celestica Ireland to fulfill its obligations under the Dublin Business Unit Agreement. The purchase price for the inventory shall be the book value of such inventory. The parties shall undertake a physical count of such inventory five Business Days prior to such transfer. If the parties do not agree on the aggregate book value of the inventory to be transferred, such amount shall be determined by the Accounting Referee in the manner set forth in subsection 3.2(d). The amount of the aggregate book value of the inventory determined in accordance with this section shall be paid by Celestica or Celestica Ireland to Motorola within five Business Days of the earlier of the date the parties agree to such aggregate book value or such amount is determined by the Accounting Referee.

     2.3. EXCLUDED ASSETS. Nothing in this Agreement shall operate to transfer to Celestica or Celestica Ireland, or give to Celestica or Celestica Ireland any right with respect to, any asset, right, obligation or commitment of Motorola, Motorola B.V. or any of their Affiliates other than those specifically referred to in section 2.1, and provided for the avoidance of doubt but without prejudice to the generality of the foregoing, that this Agreement shall not operate to transfer to Celestica or Celestica Ireland the excluded assets set forth on
Schedule 2.3 or any right or entitlement thereto. The parties acknowledge that
Schedule 2.3 includes vendor and other tooling that will remain at the Facilities to be held by Celestica or Celestica Ireland, as applicable, under the Business Unit Agreement to which it is a party.

                                   ARTICLE 3

                                 PURCHASE PRICE
                                 --------------

     3.1. PURCHASE PRICE. The aggregate purchase price payable by Celestica and Celestica Ireland to Motorola and Motorola B.V. for the Purchased Assets (the "Purchase Price") shall be the sum of (i) the net book value of the Machinery and Equipment as of the Closing

Date, as set forth on Schedule 2.1(a), which Schedule 2.1(a) shall be adjusted at the Effective Time to reflect the depreciation of such Machinery and Equipment from the date hereof through the Effective Time in a manner consistent with Schedule 2.1(a), (ii) the book value of the Inventory as determined as of the Closing Date in the manner described in section 3.2 (items (i) and (ii) above being collectively referred to as the "Asset Amount"), (iii) $17,000,000 for the Real Property (which shall be paid by Celestica Ireland to Motorola B.V.) as described in the Real Estate Contract (Dublin) and (iv) the amount of the prepaid expenses set out in Schedule 2.1(h), plus (v) the assumption by Celestica and Celestica Ireland of the Assumed Liabilities. Schedule 3.1 sets forth the amount of the Purchase Price to be paid by Celestica and Celestica Ireland to Motorola and Motorola B.V., respectively, in accordance with the Purchased Assets being purchased or sold by each entity. In accordance with
Schedule 3.1, the Purchase Price shall be satisfied by cash payment by Celestica to Motorola (for that portion of the Purchase Price attributable to the U.S. Purchased Assets) and by Celestica Ireland to Motorola B.V. (for that portion of the Purchase Price attributable to the Irish Purchased Assets) of an aggregate amount equal to the amounts referred to in (i), (ii), (iii) and (iv) above in this section 3.1 less the Motorola Liabilities, by wire transfer in immediately available funds to the Motorola and Motorola B.V. accounts provided to Celestica and Celestica Ireland at least two Business Day's prior to the Closing Date. The amount to be paid on the Closing Date by Celestica and Celestica Ireland in respect of the Asset Amount shall be the amount equal to the Estimated Asset Amount less the estimated Motorola Liabilities, in each case as calculated in accordance with Section 3.2(a), which amounts shall be subject to adjustment pursuant to Section 3.3.

     3.2. DETERMINATION OF ASSET AMOUNT.

     (a) At least seven days prior to the Closing Date, Motorola and Motorola B.V. shall deliver to Celestica and Celestica Ireland a statement (the "Estimated Asset Statement"), setting out the estimated Asset Amount as of the Closing Date (the "Estimated Asset Amount"), and including
          (i) an itemized breakdown of the Estimated Asset Amount broken down between the U.S. Purchased Assets and the Irish Purchased Assets, (ii) an itemized breakdown of the estimated Motorola Liabilities as at the Effective Time broken down between the U.S. Purchased Assets and the Irish Purchased Assets and (iii) a summary of the basis upon which the Estimated Asset Amount was calculated. Representatives of Motorola, Motorola B.V., Celestica and Celestica Ireland shall (a) on the day prior to the delivery of the Estimated Asset Statement, conduct a physical count of the Machinery and Equipment to assist in determining the Estimated Asset Amount and (b) on or immediately after the Closing Date conduct a physical inventory of the Machinery and Equipment and Inventory to determine the Asset Amount.

     (b) As promptly as practicable, but no later than 30 days after the Closing Date, Celestica and Celestica Ireland will cause to be prepared and delivered to Motorola and Motorola B.V. a statement (the "Closing Date Asset Statement") setting out the calculation of the final Asset Amount (the "Closing Date Asset Amount") and the Motorola Liabilities as at the Effective Time, together with officer's certificates of each of Celestica and Celestica Ireland certifying the calculation thereof. The Closing Date Asset Statement shall fairly present in reasonable detail the Closing Date Asset Amount.

     (c) If Motorola disagrees with Celestica's and Celestica Ireland's calculation of any amount contained in the Closing Date Asset Statement, Motorola may, within 45 days after delivery of the Closing Date Asset Statement, deliver a notice to Celestica disagreeing with such calculation and setting forth Motorola's calculation of such amount. Any such notice of disagreement shall specify those items or amounts as to which Motorola disagrees, and Motorola shall be deemed to have agreed with all other items and amounts contained in the Closing Date Asset Statement. If Motorola fails to deliver such notice within such 45-day period, then Motorola shall be conclusively presumed to agree to the calculation of the Closing Date Asset Amount as set out in the Closing Date Asset Statement, which shall be deemed to be the Closing Date Asset Amount for all purposes of this Agreement.

     (d) If a notice of disagreement shall be duly delivered pursuant to subsection 3.2(c), Celestica and Motorola shall, during the 45 days following such delivery, use their commercially reasonable efforts to reach agreement on the disputed items or amounts in order to determine, as may be required, the Closing Date Asset Amount. If, during such period, Celestica and Motorola are unable to reach such agreement, they shall promptly thereafter jointly cause independent accountants of internationally recognized standing reasonably satisfactory to Celestica and Motorola (who shall not have any material relationship with Celestica, Celestica Ireland, Motorola or Motorola B.V. or any of their respective subsidiaries) (the "Accounting Referee") to promptly review this Agreement and the disputed items or amounts for the purpose of calculating the Closing Date Asset Amount. In making such calculation, the Accounting Referee shall consider only those items or amounts in the Closing Date Asset Statement as to which Motorola has disagreed. The Accounting Referee shall deliver to Celestica and Motorola, as promptly as practicable, a report setting forth any required calculations, including the Closing Date Asset Amount and the final Motorola Liabilities as determined by the Accounting Referee. Such report shall be final and binding upon Celestica, Celestica Ireland, Motorola and Motorola B.V. and the Closing Date Asset Amount and the final Motorola Liabilities as determined by the Accounting Referee shall be deemed to be the Closing Date Asset Amount and the final Motorola Liabilities for all purposes of this Agreement. The cost of such review and report shall be borne:
          (i) by Celestica if the difference between Closing Date Asset Amount as determined by the Accounting Referee and Closing Date Asset Amount as determined by Celestica is greater than the difference between the Closing Date Asset Amount as determined by the Accounting Referee and the Closing Date Asset Amount as determined by Motorola; (ii) by Motorola if the first difference referred to in (i) above is less than the second difference referred to in (i) above; and (iii) otherwise equally by Celestica and Motorola.

     (e) Celestica, Celestica Ireland, Motorola and Motorola B.V. agree that they will, and agree to cause their respective independent accountants to, cooperate and assist in the preparation of the Closing Date Asset Statement and in the conduct of the audits and reviews referred to in this section 3.2, including without limitation, the making available to the extent necessary of books, records, work papers and personnel.

     3.3. ADJUSTMENT OF THE PURCHASE PRICE. Within five Business Days after the final determination of the Closing Date Asset Amount in accordance with section 3.2, an adjustment to the Purchase Price, if any, shall be made as follows:

     (a) if the amount equal to the Closing Date Asset Amount less the final Motorola Liabilities exceeds the amount equal to the Estimated Asset Amount less the estimated Motorola Liabilities, Celestica shall pay to Motorola an amount equal to such excess amount, together with interest thereon at the Rate from and including the Closing Date to but excluding the date of payment, by wire transfer in immediately available funds to accounts provided by Motorola and Motorola B.V. at least two Business Days prior to such payment; and

     (b) if the amount equal to the Estimated Asset Amount less the estimated Motorola Liabilities exceeds the amount equal to the Closing Date Asset Amount less the final Motorola Liabilities, Motorola shall pay to Celestica an amount equal to the amount of such excess, together with interest thereon at the Rate from and including the Closing Date to but excluding the date of payment, by wire transfer in immediately available funds to accounts provided by Celestica and Celestica Ireland at least two Business Days prior to such payment.

     3.4. ALLOCATION OF PURCHASE PRICE.

     (a) The Purchase Price payable at the Time of Closing, and any adjustment to the Purchase Price pursuant to section 3.3, shall be allocated for tax purposes among the Purchased Assets in a manner consistent with
          Section 3.1.

     (b) Each of Motorola, Motorola B.V., Celestica and Celestica Ireland will, and each of them shall cause their respective Affiliates to:

          (i) complete and file all returns required by applicable federal, state, provincial, municipal and local laws, statutes, regulations and ordinances relating to Taxes in a manner consistent with Section 3.1; and

          (ii) not take a position on any such return that is inconsistent with the allocation provided for in this Section 3.4 without the consent of the other party.

     3.5. TRANSFER TAXES. Celestica shall be liable for and shall pay any payable sales Taxes (including any retail sales Taxes) and any other Taxes (but excluding any Taxes on income and capital gains and excluding any Taxes relating to Bailed Equipment or the transfer, delivery and installation thereof at the Dublin Facilities) properly payable in any jurisdiction in connection with the transfer of the Purchased Assets by Motorola and Motorola B.V. to Celestica and Celestica Ireland. For greater certainty, (i) Motorola B.V. shall be liable for and shall pay all Taxes, arising in the Netherlands on the transfer of the Irish Purchased Assets to Celestica

Ireland and (ii) Celestica Ireland shall be liable for and shall pay all stamp duty with respect to the transfer of the Real Property pursuant to the Real Estate Contract (Dublin).

                                   ARTICLE 4

                                   LIABILITIES
                                   -----------

     4.1. ASSUMPTION OF CERTAIN LIABILITIES BY CELESTICA. On the terms and subject to the provisions of this Agreement, Celestica and Celestica Ireland agree to assume the obligations and liabilities (without duplication) of Motorola and Motorola B.V. (as applicable) (the "Assumed Liabilities") arising out of or relating to the Purchased Assets or the Celestica Operation which accrue after the Effective Time, including with respect to (a) the Assigned Contracts, (b) the Assigned Third Party Software Licenses, (c) the Transferred Permits and (d) the Lease Assignment and Assumption Agreements. For greater certainty, Celestica is not assuming liability for (i) any of the Motorola Liabilities and (ii) liabilities of Motorola B.V. relating to IDA grants awarded to Motorola B.V. prior to the Closing Date.

                                   ARTICLE 5

          REPRESENTATIONS AND WARRANTIES OF MOTOROLA AND MOTOROLA B.V.
          ------------------------------------------------------------

         Each of Motorola and Motorola B.V. jointly and severally represents and warrants to Celestica and Celestica Ireland as follows and acknowledges that each of Celestica and Celestica Ireland is relying on such representations and warranties in connection with the purchase of the Purchased Assets:

     5.1. ORGANIZATION. Each of Motorola and Motorola B.V. is a corporation duly incorporated and organized and validly existing under the laws of the jurisdiction of its incorporation and has the corporate power to own or lease its property, to carry on the Motorola Operation as now being conducted by it, to enter into this Agreement and each of the Principal Agreements to which it is a party and to perform its obligations hereunder and thereunder. Each of Motorola and Motorola B.V. is duly qualified as a corporation to do business in all jurisdictions in which it conducts the Motorola Operation.

     5.2. AUTHORIZATION. This Agreement and each of the Principal Agreements have been or will be as of the Closing Date duly authorized, executed and delivered by Motorola and/or Motorola B.V., as the case may be, and each of such agreements is a legal, valid and binding obligation of Motorola and/or Motorola B.V., as the case may be, enforceable against Motorola and/or Motorola B.V. as the case may be, by Celestica and/or Celestica Ireland, as the case may be, in accordance with its terms, except (a) as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally, and (b) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defences and to the discretion of a court of competent jurisdiction before which any proceeding may be brought.

     5.3. NO OTHER AGREEMENTS TO PURCHASE. No person other than Celestica and Celestica Ireland have any written or oral agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase or acquisition from Motorola and Motorola B.V. of any of the Purchased Assets, other than pursuant to purchase orders accepted by Motorola and Motorola B.V. in the ordinary course of the Motorola Operation.

     5.4. NO VIOLATION. Except as set forth on Schedule 5.4, the execution and delivery of this Agreement and each of the Principal Agreements by Motorola and Motorola B.V., as the case may be, and the consummation of the transactions herein provided for do not and will not result in: (a) the breach or violation of any of the provisions of, or constitute a default under, or conflict with or cause the acceleration of any obligation of Motorola or Motorola B.V. under: (i) any Contract or Assigned Third Party Software License or Permit with respect to the Purchased Assets to which Motorola or Motorola B.V. is a party or by which they or the Motorola Operation is bound or the Purchased Assets are subject;
(ii) any provision of its certificate of incorporation or by-laws or resolutions of the board of directors (or any committee thereof) or stockholders of Motorola or Motorola B.V.; (iii) any judgment, decree, order or award of any court, Governmental Authority or arbitrator having jurisdiction over Motorola or Motorola B.V.; or (iv) any applicable law, statute, ordinance, regulation or rule; or (b) the creation or imposition of any Encumbrance on any of the Purchased Assets.

     5.5. CONDITION OF TANGIBLE PURCHASED ASSETS.

     (a) Except as set forth on Schedule 5.5, the Machinery and Equipment, the Bailed Equipment, the Inventory, the vendor and other tooling used in the Motorola Operation, and the equipment and assets to be used by Motorola and Motorola B.V. in providing services under the Transition Services Agreements, constitute all of the tangible personal property that will be required by Celestica and Celestica Ireland to carry on the Celestica Operation at the Effective Time.

     (b) All tangible Purchased Assets and Bailed Equipment are in good operating condition and are in a state of good repair and maintenance, reasonable wear and tear excepted. During the two years prior to the date hereof, there has not been any material interruption of operations (being an interruption of more than one day) in respect of the Purchased Assets and Bailed Equipment used in the Motorola Operation due to inadequate maintenance of any of such Purchased Assets and Bailed Equipment. With the exception of (i) the Bailed Equipment to be delivered to the Dublin Facilities in accordance with section 2.2 hereof, (ii) Inventory and Machinery and Equipment (if any) in transit to the Facilities, and (iii) the equipment and assets to be used by Motorola and Motorola B.V. in providing services under the Transition Services Agreements, all the tangible Purchased Assets are situated at the Facilities and located in the warehouses identified in Schedule 5.8. All tangible Purchased Assets have been maintained in accordance with safety regulations normally observed in relation thereto in all material respects.

     (c) The Machinery and Equipment and the Inventory consists of moveable property, title to which, except as otherwise provided herein, will pass upon delivery thereof.

     5.6. TITLE TO PERSONAL PROPERTY. Except for the Inventory subsequently acquired, sold or realized in the ordinary course of business between the date hereof and the Closing Date, as of the date hereof the Purchased Assets are owned beneficially by Motorola or Motorola B.V. with a good and marketable title thereto, free and clear of all Encumbrances other than Permitted Encumbrances, and are not the subject of any factoring arrangement, hire-purchase, conditional sale or credit sale agreements.

     5.7. LOCATION OF REAL PROPERTY. Schedule 5.7 and the Real Estate Contract (Dublin) set forth the municipal address(es) and complete and accurate descriptions of all the real property which is used in the Motorola Operation and of which Motorola or Motorola B.V. is the beneficial or registered owner (the "Real Property") and the real property that is used in the Motorola Operation and leased by Motorola or Motorola B.V. (the "Leased Property").

     5.8. NO LEASED PROPERTY. Except for the leases (the "Leases") described in
Schedule 5.8 relating to the Leased Property, neither Motorola nor Motorola B.V. is a party to any lease or agreement to lease in respect of any real property which is used in the Motorola Operation, whether as lessor or lessee. Schedule
5.8 sets out the parties to each of the Leases, their dates of execution and expiry dates, any options to renew, any options to purchase, the locations of the leased lands and premises and the rent and other charges payable thereunder. Except as described in Schedule 5.8, Motorola or Motorola B.V., as the case may be, occupies the Leased Property and has the exclusive right to occupy and use the Leased Property until the expiration of the respective Lease. Except as set forth in Schedule 5.8, each of the Leases is in good standing and in full force and effect with respect to Motorola or Motorola B.V., as the case may be, assuming the other party thereto is bound which, to Motorola's Knowledge, is the case for each lease, and neither Motorola, Motorola B.V. nor, to Motorola's Knowledge, any other party thereto, is in breach in any material respect of any covenants, conditions or obligations contained therein. Motorola has provided to Celestica a true and complete copy of each Lease and all amendments thereto.

     5.9. REAL PROPERTY. Motorola or Motorola B.V., as the case may be, has the exclusive right to possess, use and occupy the Real Property, free and clear of all Encumbrances (other than Permitted Encumbrances). All buildings, structures, improvements and appurtenances situated on the Real Property or the Leased Property (collectively, the "Premises") are in good operating condition and in a state of good maintenance and repair, subject in each case to normal wear and tear, and are sufficient to permit the operation of the Celestica Operation. Except with respect to maintenance conducted in the normal course of business consistent with past practices, to Motorola's Knowledge, there are no alterations, repairs, improvements or other work required in respect of the Premises, including any repairs to, or replacements of, the roof or the mechanical, electrical, elevating, heating, ventilating, air conditioning, plumbing work, drainage equipment or systems which are reasonably necessary to permit the operation of the Celestica Operation. There are no alterations or renovations to the Premises currently in progress, nor is any such alteration or renovation contemplated. Motorola and Motorola B.V. have adequate rights of ingress and egress to the Real Property and the Leased Property and the Premises for the operation of the Motorola Operation and each material part thereof. None of the Real Property and the Leased Property, nor the use, operation or maintenance thereof, violates in any material respects any restrictive covenant or any provision of any federal, state or municipal law, ordinance, rule or regulation, including those dealing with zoning, parking, access, loading facilities, landscaped areas, building construction and fire, or encroaches on any property owned by others. The replies to the Requisitions are true and accurate in all respects.

     5.10. ASSIGNED THIRD PARTY SOFTWARE.

     (a) Schedule 2.1(e) lists all agreements, contracts, leases, licenses, instruments or other commitments (whether written or oral) and amendments thereto which set forth the terms of the Assigned Third Party Software Licenses. The Assigned Third Party Software Licenses govern the rights of Motorola and Motorola B.V., if any, to assign the Assigned Third Party Software Licences.

     (b) Motorola and Motorola B.V. have provided, or will provide prior to the Closing Date, Celestica with true and complete copies of all material agreements, contracts, leases, licenses, instruments, software, media and documentation which are to be licensed or otherwise provided pursuant to the Assigned Third Party Software Licenses.

     5.11. INSURANCE. Motorola and Motorola B.V. are self-insured or insured with third party insurers the Purchased Assets against loss or damage by all insurable hazards or risks in accordance with standard industry practice on a replacement cost basis, and such insurance coverage will be continued in full force and effect until and including the Effective Time. Motorola and Motorola B.V. are not in default with respect to any of the provisions contained in any such insurance policy.

     5.12. NO EXPROPRIATION. No notice or proceeding in respect of an action by a Governmental Authority to expropriate any of the Purchased Assets has been given or commenced, and Motorola is not aware of any intent or proposal to give any such notice or commence any such proceedings.

     5.13. AGREEMENTS AND COMMITMENTS. Except as described on Schedules 2.1(d), 2.1(e), 2.1(f) and 5.8 and except for Contracts with suppliers to Motorola and Motorola B.V. of components for products to be manufactured by Celestica and Celestica Ireland pursuant to the Business Unit Agreements, neither Motorola nor Motorola B.V. is a party to or bound by any Contract that will be required for the operation of the Celestica Operation. Schedules 2.1(d) and 2.1(e) list and describe the Assigned Contracts and the Assigned Third Party Software Licenses, respectively (collectively, the "Assigned Agreements"). Motorola or Motorola B.V., as applicable, has performed in all material respects all of the obligations required to be performed by it and, except as set forth in Schedule 5.13, is entitled to all benefits under, and is not in default, in any material respects, or (to Motorola's Knowledge), alleged to be in default in respect of any of the Assigned Agreements. All of the Assigned Agreements are in good standing and in full force and effect as to Motorola or Motorola B.V., as applicable, assuming the other party thereto is bound which, to Motorola's Knowledge, is the case for each Assigned Agreement, and to Motorola's Knowledge, no event, condition or occurrence exists which, after notice or lapse of time or both, would constitute a default under any of the Assigned Agreements. Motorola has provided to Celestica or will provide to Celestica prior to the Closing Date a true and complete copy of each material Assigned Agreement.

     5.14. COMPLIANCE WITH LAWS; GOVERNMENTAL AUTHORIZATIONS. Except as set forth on Schedule 5.14(a), Motorola has complied in all material respects with all laws, statutes, ordinances, regulations, rules, judgments, decrees, franchises or other governmental authorizations, guidelines, policies or orders applicable to or necessary for the Motorola Operation, the Real Property, the Leased Property, the Premises and/or to the Purchased Assets. The Transferred Permits and the Non-Transferred Permits (collectively, the "Permits"), as set out in Schedules 2.1(f) and 5.14(b), respectively, are all the (a) government permits, including Environmental Permits, and (b) other approvals, consents, certificates, registrations and authorizations (whether governmental, regulatory or otherwise, including Environmental Permits) held by or granted to Motorola or Motorola B.V. which are applicable to the Motorola Operation, the Real Property, the Leased Property, the Premises and/or the Purchased Assets, and there are no other (i) government permits (including Environmental Permits), and (ii) other licenses, approvals, consents, registrations, certificates or authorizations (including Environmental Permits), in each case necessary for Celestica to conduct the Celestica Operation or to own or lease any of the Real Property, the Leased Property, the Premises and/or the Purchased Assets. Each Permit is valid, subsisting and in full force and effect, and neither Motorola nor Motorola B.V. is in violation, default or breach, in each case, in any material respect, of any Permit, and no proceeding is pending or, to Motorola's Knowledge, threatened for violation of or to revoke or limit any Permit. Motorola and Motorola B.V. agree to provide to Celestica and Celestica Ireland as soon as possible after the date hereof and in any event within 30 days of the date hereof true and complete copies of each Permit and all amendments thereto where reasonably practicable.

     5.15. CONSENTS AND APPROVALS. There is no requirement to make any filing with, give any notice to or to obtain any license, permit, certificate, registration, authorization, consent or approval of, any Governmental Authority or any other person or regulatory authority as a condition to the lawful consummation of the transactions contemplated by this Agreement except for (a) the HSR Approval, (b) the EC Merger Notification or, in the event that the EC Merger Regulation is not applicable to this transaction for any reason, the Irish Mergers Notification; and (c) the filings, notifications, licenses, permits, certificates, registrations, authorizations, consents and approvals (i) described in Schedule 5.15, or (ii) which relate solely to the identity of Celestica or the nature of any other business carried on by Celestica. Except as set forth in Schedule 5.15, under any Contract to which Motorola or Motorola B.V. is a party or by which it or the Motorola Operation is bound or the Purchased Assets are subject, there is no requirement to give any notice to, or to obtain the consent or approval of, any party to such Contract relating to the consummation of the transactions contemplated by this Agreement.

     5.16. BOOKS AND RECORDS; SCHEDULES IN ACCORDANCE WITH GAAP.

     (a) The books and records to be delivered by Motorola and Motorola B.V. pursuant to subsection 2.1(g) fairly and correctly set out and disclose in all material respects all of the information contained therein.

     (b) Schedule 2.1(a) reflects the net book values of all the Machinery and Equipment, and such net book values have been derived from the financial records of Motorola and Motorola B.V. and prepared in accordance with GAAP, consistent with the past application by Motorola and Motorola B.V.

     5.17. LITIGATION. Except for matters set forth on Schedule 5.17, there are no actions, suits or proceedings pending or affecting or, to Motorola's Knowledge, threatened against Motorola or Motorola B.V. in respect of or affecting the Motorola Operation, the Real Property, the Leased Property, the Premises or any of the Purchased Assets or any part thereof, at law or in equity or before or by any court, Governmental Authority, domestic or foreign, or before or by an arbitrator or arbitration board.

     5.18. CUSTOMERS. Motorola is the sole customer of the Motorola Operation.

     5.19. NO LIABILITIES. To Motorola's Knowledge, there are no liabilities or commitments of Motorola or Motorola B.V. or their Affiliates, whether or not accrued and whether or not determined or determinable, in respect of which Celestica may become liable on or after the consummation of the transaction herein provided for, other than the Assumed Liabilities.

     5.20. TAX MATTERS. There are no actions, suits, proceedings, investigations or claims pending or to Motorola's Knowledge, threatened against Motorola in respect of Taxes, government charges or assessments, whether paid or unpaid, nor are any material matters under discussion with any Governmental Authority relating to Taxes, governmental charges or assessments, whether paid or unpaid, asserted by any such authority which could result in a claim against or Encumbrance on any of the Purchased Assets or the Motorola Operation. Motorola has paid or caused to be paid all sales and use Taxes incurred in connection with the Motorola Operation. Motorola has withheld from each payment made to any of its past or present employees, officers or directors of the Motorola Operation, the amount of all Taxes and other deductions required to be withheld therefrom, and has paid the same to the proper Tax or other receiving officers within the time required under any applicable legislation. There are no liens for Taxes on the Purchased Assets. Motorola is not required to treat any of the Purchased Assets as owned by another person for federal income Tax purposes or as Tax-exempt bond financed property or Tax-exempt use property within the meanings of section 168 of the Code. None of the Purchased Assets is subject to any joint venture, partnership or other agreement or arrangement that is treated as a partnership for federal income Tax purposes. Motorola has filed all Tax returns that it was required to file with regard to the Motorola Operation. All such Tax returns were correct and complete in all material respects. All Taxes owed by Motorola with regard to the Motorola Operation (whether or not shown on any Tax return) have been paid. Motorola is not the beneficiary of any extension of time within which to file any Tax return with regard to the Motorola Operation. No director or officer (or employee responsible for Tax matters) of Motorola expects any authority to assess any additional Taxes for any period for which Tax returns for the Motorola Operation have been filed. There is no dispute or claim concerning any liability for Taxes of the Motorola Operation either (a) claimed or raised by any authority in writing or (b) as to which any of directors and officers (and employees responsible for Tax matters) of Motorola has knowledge based upon personal contact with any agent of such authority. Motorola has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency with regard to the Motorola Operation. None of the Assumed Liabilities is an obligation to make a payment that will not be deductible under section 280G of the Code.

     5.21. [Intentionally omitted]

     5.22. INTELLECTUAL PROPERTY. To Motorola's Knowledge: (a) the Assigned Third Party Software Licenses; (b) the other software licenses listed on
Schedule 2.1(e); and (c) the Intellectual Property rights to which Celestica is to be granted access under the Relationship Agreement, the Business Unit Agreements and the Transition Services Agreements, include all Intellectual Property required for Celestica and Celestica Ireland to manufacture for Motorola the products contemplated by the Business Unit Agreements as of the Effective Time. To Motorola's Knowledge, the operations and activities of the Motorola Operation, and the use by Celestica and Celestica Ireland of the Assigned Third Party Software Licenses and the Intellectual Property to which Celestica is to be granted access under the Relationship Agreement, the Business Unit Agreements and the Transition Services Agreements for the manufacture of products for Motorola under the Business Unit Agreements in the same manner as previously manufactured by Motorola in the Motorola Operation, do not infringe, violate or constitute a misappropriation of Intellectual Property of any other person.

     5.23. MOTOROLA SUPPLIER QUALITY STANDARDS. At the Effective Time, the Motorola Operation will be in full compliance with the Motorola Supplier Quality Standards.

                                   ARTICLE 6

        REPRESENTATIONS AND WARRANTIES OF CELESTICA AND CELESTICA IRELAND
        -----------------------------------------------------------------

        Each of Celestica and Celestica Ireland jointly and severally represents and warrants to Motorola and Motorola B.V. as follows and acknowledges that each of Motorola and Motorola B.V. is relying on such representations and warranties in connection with the purchase of the Purchased Assets:

     6.1. ORGANIZATION. Each of Celestica and Celestica Ireland is a corporation duly incorporated and organized and validly existing under the laws of the jurisdiction of its incorporation and has the corporate power to own or lease its property, to carry on the Celestica Operation, to enter into this Agreement and each of the Principal Agreements to which it is a party and to perform its obligations hereunder and thereunder. Celestica Ireland is duly qualified as a corporation to do business in Ireland, and by the Time of Closing Celestica will be duly qualified as a corporation to do business in Iowa.

     6.2. AUTHORIZATION. This Agreement and each of the Principal Agreements have been or will be as of the Closing Date, duly authorized, executed and delivered by Celestica and/or Celestica Ireland, as the case may be, and each of such agreements is a legal, valid and binding obligation of Celestica and/or Celestica Ireland, as the case may be, enforceable against Celestica and/or Celestica Ireland, as the case may be, by Motorola and/or Motorola B.V., as the case may be, in accordance with its terms, except (a) as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally, and (b) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defences and to the discretion of a court of competent jurisdiction before which any proceeding may be brought.

                                            CONFIDENTIAL MATERIALS OMITTED AND
                                          FILED SEPARATELY WITH THE SECURITIES
                                                       AND EXCHANGE COMMISSION.
                                                    ASTERISKS DENOTE OMISSIONS.


     6.3. NO VIOLATION. The execution and delivery of this Agreement and each of the Principal Agreements by Celestica and Celestica Ireland, as the case may be, and the consummation of the transactions herein provided for do not and will not result in the breach or violation of any of the provisions of, or constitute a default under, or conflict with or cause the acceleration of any obligation of Celestica under: (a) any Contract to which Celestica or Celestica Ireland is a party or by which it is bound; (b) any provision of its certificate of incorporation or by-laws or resolutions of the board of directors (or any committee thereof) or shareholders of Celestica or Celestica Ireland; (c) any judgment, decree, order or award of any court, Governmental Authority or arbitrator having jurisdiction over Celestica or Celestica Ireland; or (d) to the knowledge of Celestica or Celestica Ireland, any applicable law, statute, ordinance, regulation or rule.

     6.4. CONSENTS AND APPROVALS. There is no requirement to make any filing with, give any notice to or obtain any license, permit, certificate, registration, authorization, consent or approval of or from, any Governmental Authority or any other person or regulatory authority as a condition to the lawful consummation of the transactions contemplated by this Agreement, except for (a) the HSR Approval and (b) the EC Merger Notification, or, in the event that the EC Merger Regulation is not applicable to this transaction for any reason, the Irish Mergers Notification.

     6.5. NO FINDER. Neither Celestica, Celestica Ireland nor any person acting on their behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

     6.6. FINANCING. Each of Celestica and Celestica Ireland have made arrangements to cause the Purchase Price to be paid to Motorola and Motorola B.V. on the Closing Date.

                                   ARTICLE 7

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES
                   ------------------------------------------

     7.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in this Agreement and in all certificates and documents delivered pursuant to or contemplated by this Agreement shall survive the closing of the transactions contemplated hereby and, notwithstanding such closing or any investigation made by or on behalf of the party entitled to the benefit thereof, shall continue in full force and effect for the benefit of the party entitled to the benefit thereof; provided, however, that, subject to subsections 11.1(a) and 11.2(a), the representations and warranties contained in Articles 5 and 6 of this Agreement and in the Principal Agreements shall survive and continue in full force and effect until the **** of the Closing Date; provided further that: (i) the representations and warranties set out in the Employee Matters Agreement shall survive and continue in full force and effect until the **** of the Closing Date; (ii) the representations and warranties set out in sections **** and (to the extent relating to ****) section **** shall survive and continue in full force and effect ****; (iii) the representation and warranty set out in **** section **** shall survive and continue in full force and effect until the **** of the Closing Date; (iv) the representations and warranties set out in section **** shall survive and continue in full force and

                                            CONFIDENTIAL MATERIALS OMITTED AND
                                          FILED SEPARATELY WITH THE SECURITIES
                                                       AND EXCHANGE COMMISSION.
                                                    ASTERISKS DENOTE OMISSIONS.


effect until, but not beyond, *** and (v) a claim for any breach of any of the representations and warranties contained in this Agreement or in any agreement, instrument, certificate or other document executed or delivered pursuant hereto involving *** shall survive and continue in full force and effect until the *** anniversary of the Closing Date.

                                    ARTICLE 8

                                    COVENANTS
                                    ---------

     8.1. ACCESS TO THE MOTOROLA OPERATION AND PURCHASED ASSETS.

     (a) Each of Motorola and Motorola B.V. shall forthwith, upon reasonable prior notice, make available to Celestica, Celestica Ireland and their authorized representatives, consultants and agents and, if reasonably requested by Celestica and Celestica Ireland for purposes of the transactions contemplated hereby, shall provide Celestica and Celestica Ireland with copies of all title documents, Assigned Agreements, financial information, policies, plans, reports, orders, Permits, books of account, accounting records and all other documents, information and data reasonably relating to the Motorola Operation during normal business hours and other reasonable periods up to the Time of Closing. Each of Motorola and Motorola B.V. shall have afforded Celestica, Celestica Ireland and their authorized representatives, consultants and agents access to the Purchased Assets, the Real Property, the Leased Property and the Premises during normal business hours and other reasonable periods upon reasonable prior notice. At the request of Celestica, Motorola and Motorola B.V. will execute such consents, authorizations and directions as may be reasonably necessary to permit any inspection of the Purchased Assets or to enable Celestica, Celestica Ireland or their authorized representatives, consultants and agents to obtain reasonable access to all files and records relating to any of the Purchased Assets maintained by a Governmental Authority or other public authority. At Celestica's request, each of Motorola and Motorola B.V. shall cooperate with Celestica and Celestica Ireland in arranging any such meetings as Celestica and Celestica Ireland should reasonably request with (i) employees of Motorola B.V. at the Dublin Facilities and employees of Motorola at the Iowa Facilities, (ii) customers, suppliers, distributors or others who have or have had a business relationship with Motorola and/or Motorola B.V. in respect of the Motorola Operation and (iii) the auditors or any other persons engaged or previously engaged to provide services to Motorola and/or Motorola B.V. who have knowledge of matters relating to the Motorola Operation or Purchased Assets.

     (b)  [Intentionally omitted]

     8.2. DELIVERY OF BOOKS AND RECORDS. At the Time of Closing, Motorola and Motorola B.V. shall deliver to Celestica and Celestica Ireland all the books and records described in subsection 2.1(g). Each of Celestica and Celestica Ireland agrees that it will preserve the books and records so delivered to it for such period as is required by any applicable law (the "Retention Period"), and will permit Motorola, Motorola B.V. and their authorized representatives reasonable access thereto in connection with the Tax or other legitimate affairs of Motorola and Motorola B.V., but neither Celestica nor Celestica Ireland shall be responsible or liable to Motorola or Motorola B.V. for or as a result of any accidental loss or destruction of or damage to any such books and records. If at any time Celestica or Celestica Ireland elects to dispose of such books and records prior to the expiration of the Retention Period, Celestica or Celestica Ireland, as the case may be, shall first give Motorola or Motorola B.V., as applicable, sixty (60) days' written notice during which period Motorola or Motorola B.V., as applicable, shall have the right to take back such books and records without further consideration.

     8.3. CONSENTS TO ASSIGNMENT. If any of the Purchased Assets or any claim, right or benefit thereunder, including performance bonds and letters of credit posted by Motorola or Motorola B.V. in respect of the Purchased Assets (collectively, the "Rights") is not by its terms assignable or transferable or is not assignable or transferable without the consent, approval or waiver of any person who is not a party hereto and such consent, approval or waiver has not been obtained at or prior to the Time of Closing, or the assignment or transfer thereof to Celestica or Celestica Ireland would constitute a breach of any Contract, law, statute, ordinance, regulation, rule, judgment, decree or order, then Motorola and Motorola B.V. shall hold such Purchased Assets or Rights, as the case may be, and all benefits derived thereunder and therefrom, in trust for Celestica and Celestica Ireland. Motorola and Motorola B.V. shall continue to use their commercially reasonable efforts to obtain, where possible, as Celestica and Celestica Ireland may direct, acting reasonably, any necessary consents, approvals or waivers to the assignment or transfer of the Purchased Assets or Rights, as the case may be, to Celestica and Celestica Ireland following the Time of Closing. Until such consent, approval or waiver has been obtained or if it cannot be obtained, Motorola and Motorola B.V. shall continue to maintain the existence of the Purchased Assets or Rights, as the case may be, comply with the terms and provisions of the Rights, as agent for Celestica and Celestica Ireland at Celestica's and Celestica Ireland's expense (except that, in the case of performance bonds and letters of credit, such expense shall be limited to any draw thereon by the party holding such bond or letter of credit) and for the benefit of Celestica and Celestica Ireland, take all such actions and do or cause to be done all such things as Celestica and Celestica Ireland may reasonably direct, at Celestica's and Celestica Ireland's expense, in order to preserve such Purchased Assets or Rights, as the case may be, and provide the benefits thereof to Celestica and Celestica Ireland, including collecting and paying promptly to Celestica and Celestica Ireland all monies payable under or in respect of such Purchased Assets or Rights, as the case may be, and enforcing at the request and expense of Celestica and Celestica Ireland, or terminating at the direction of Celestica and Celestica Ireland, any such Rights (until, in the case of such performance bonds and letters of credit, such time as it is possible for Celestica and Celestica Ireland, using their best efforts, to replace them, whereupon they may be terminated by Motorola and Motorola B.V.); provided, however, that Celestica and Celestica Ireland shall be liable for and agree to indemnify Motorola and Motorola B.V. against any Losses related to the Rights and the Purchased Assets which have not been assigned. Notwithstanding the foregoing, neither Motorola nor Motorola B.V. will be obligated to pay any consideration therefor or incur any liability or obligation to the party from whom the consent or waiver is requested.

     8.4. HSR INVESTIGATIONS AND FILINGS. Motorola and Motorola B.V. on the one hand and Celestica and Celestica Ireland on the other hand covenant and agree with each other (a) to take promptly all actions reasonably necessary to cause the filings required of the parties and their respective Affiliates under the HSR Act to be made as soon as possible but in no event later than 30 days from the date hereof, (b) to comply at the earliest practicable date with any request for additional information received by any party or its Affiliates from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the HSR Act, and (c) to cooperate with each other in connection with their respective filings under the HSR Act and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement commenced by either the Federal Trade Commission or the Antitrust Division of the Department of Justice or State Attorneys General; provided, however, that nothing herein shall require any of Celestica, Celestica Ireland, Motorola or Motorola B.V. (or any Affiliate of any of them) to dispose of or make any change in any portion of its business or to incur any other burden or expense in order to comply with the foregoing.

     8.5. EC MERGER NOTIFICATION. If applicable, Motorola and Motorola B.V. on the one hand and Celestica and Celestica Ireland on the other hand covenant and agree with each other (a) to take promptly all actions reasonably necessary to cause the filings required of the parties and their respective Affiliates under the EC Merger Regulation (or, in the event that the EC

Merger Regulation is not applicable, under the Irish Mergers Act) to be made as soon as possible but in any event no later than one week from the date hereof or at such other time as permitted by the European Commission (or, in the event that the Irish Mergers Act applies, as required by that Act), (b) to comply at the earliest practicable date with any request for additional information received by any party or its Affiliates from the European Commission pursuant to the EC Merger Regulation (or from the Minister pursuant to the Irish Mergers Act, if applicable), and (c) to cooperate with each other in connection with the filings under the EC Merger Regulation (or the Irish Mergers Act, if applicable) and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement commenced by the European Commission (or the Minister, if applicable); provided, however, that nothing herein shall require any of Celestica, Celestica Ireland, Motorola or Motorola B.V. (or any Affiliate of any of them) to dispose of or make any change in any portion of its business or to incur any other burden or expense in order to comply with the foregoing.

     8.6. IDA. Celestica, Celestica Ireland, Motorola and Motorola B.V. covenant and agree to cooperate with each other in connection with the obtaining by Motorola B.V. of the IDA's consent to the disposition of the Motorola Operation conducted at the Dublin Facilities as contemplated hereby; provided that nothing herein shall require any party hereto to dispose of or make any change in any portion of its business or to incur any other burden or expense in order to comply with the foregoing.

     8.7. VALUE ADDED TAX. Motorola B.V. shall use its commercially reasonable efforts to obtain, more than ten (10) Business Days prior to the date on which Motorola B.V. would otherwise be obliged to remit Value Added Tax to the Irish Revenue Commissioners in respect of the transactions contemplated hereby, a certificate or other written confirmation from the Irish Revenue Commissioners that Sections 3(5)(b)(iii) and 5(8) of the Value Added Tax Act, 1972 either do or do not apply to the transactions contemplated hereby. In the event that, notwithstanding such commercially reasonable efforts, Motorola B.V. is unable to obtain such certificate or other written confirmation prior to such date, Motorola B.V. and Celestica Ireland shall use all reasonable efforts to jointly determine if Value Added Tax applies in respect of the transactions contemplated hereby. If they are unable to make such a determination on or prior to the fifth Business Day before the date on which Motorola B.V. would otherwise be obliged to remit such Value Added Tax, they shall jointly apply to the Accounting Referee to determine whether such Value Added Tax applies. The determination of the Accounting Referee shall be binding on Motorola B.V. and Celestica Ireland. In the event of a determination that such Value Added Tax does apply, Celestica Ireland shall be liable for such Tax and shall promptly pay such Tax to Motorola B.V.

     8.8. TRANSITION SERVICES AGREEMENT AND JOINT USE AND OCCUPANCY AGREEMENT. The parties agree that they will use their commercially reasonable efforts to determine the specific services to be provided by the applicable parties under the Transition Services Agreements and the Joint Use and Occupancy Agreement and the terms of such services and any other terms and conditions to be completed. To the extent the Motorola Products Energy Business needs services, the parties agree to enter into a transition services agreement in substantially the form of the Transition Services Agreements.

     8.9. REAL ESTATE CONTRACT (DUBLIN).

     (a) Celestica Ireland may, at its option, notify Motorola on or before February 1, 2001 that a financial institution intends to acquire the real property described in the Real Estate Contract (Dublin) (the "Irish Real Property") in lieu of Celestica Ireland, and to enter into a lease with Celestica Ireland or one of its Affiliates with respect to the Irish Real Property on or before the Closing Date. Motorola B.V. will enter into a real estate contract with the financial institution subject to satisfaction of the following:

          (i) the financial institution is acceptable to Motorola, acting reasonably;

          (ii) the real estate contract to be made between Motorola B.V. and the financial institution on terms and conditions reasonably acceptable to Motorola B.V.; and

          (iii) neither Motorola nor Motorola B.V. nor any of their respective Affiliates shall have any liability in respect of the Irish Real Property to the financial institution except as specifically contemplated in the real estate contract to be made between Motorola B.V. and the financial institution relating to the Irish Real Property.

     (b) If the financial institution acquires the Irish Real Property in accordance with the terms hereof and pays Motorola B.V. the purchase price for the Irish Real Property, Celestica Ireland's obligations to acquire the Irish Real Property hereunder shall be cancelled and of no further force or effect. If the conditions set forth in Section 8.9(a) are not satisfied on or before the Closing Date and a real estate contract relating to the Irish Real Property is not executed with the financial institution, Celestica Ireland shall purchase the Real Property pursuant to this Agreement and to the Real Estate Contract (Dublin). The parties acknowledge that the Closing Date shall not be extended only by reason of this section 8.9.

     8.10. PUBLIC FILING. Neither Celestica nor Celestica Ireland will, without the prior written consent of Motorola and Motorola B.V. not to be unreasonably withheld, file this Agreement or any Principal Agreement with any Governmental Authority, stock exchange or other person, in circumstances where this Agreement or any such Principal Agreement would be available for review by the public.

                                   ARTICLE 9

                              CONDITIONS OF CLOSING
                              ---------------------

     9.1. MUTUAL CONDITIONS PRECEDENT. The sale and purchase of the Purchased Assets is subject to the following terms and conditions for the benefit of both Motorola and Motorola B.V. on the one hand and Celestica and Celestica Ireland on the other hand (provided that no party may rely on the non-satisfaction or non-fulfillment of any such term or condition to the extent the same resulted from any misrepresentation or breach of warranty or covenant hereunder by such party, or the failure by such party to exercise reasonable commercial efforts and reasonable diligence to procure the satisfaction or fulfillment of such term or condition), to be performed or fulfilled at or prior to the Time of Closing (which conditions may be waived, in whole or in part, in writing by the parties):

     (a) NO ACTION OR PROCEEDING REGARDING COMPLETION OF TRANSACTION. No legal or regulatory action or proceeding shall be pending or threatened by any person that Celestica and/or Motorola reasonably determine would enjoin, restrict or prohibit the consummation of the transactions contemplated hereby;

     (b) NO ACTION OR PROCEEDING REGARDING CARRYING-ON OF THE CELESTICA OPERATION. No legal or regulatory action or proceeding shall be pending or threatened by any person which would enjoin, restrict, prohibit or materially adversely affect Celestica or Celestica Ireland from carrying on the Celestica Operation at the Effective Time;

     (c) REGULATORY CONSENTS. There shall have been obtained from all appropriate Governmental Authorities such licenses, permits, consents, approvals, certificates, registrations and authorizations as are required to be obtained by the parties to permit the consummation of the transactions contemplated hereby and to permit Celestica and Celestica Ireland to conduct the Celestica Operation after the Effective Time, all of which are described in Schedule 5.15, together with the HSR Approval;

     (d) EC MERGERS. To the extent that EC Merger Regulation is applicable, the European Commission having taken a decision (without imposing any conditions or obligations that are not satisfactory to Celestica, Celestica Ireland, Motorola and Motorola B.V., each in its absolute discretion) under Article 6(1)(b) or Article 8(2) of that regulation declaring the transaction contemplated by this Agreement compatible with the common market, or having been deemed to have done so under
          Article 10(6) of that regulation;

     (e) IRISH MERGERS. To the extent that the Irish Mergers Act is applicable, the Minister stating in writing that it does not intend to make an order under section 9 of the Irish Mergers Act in relation to the proposed transaction; or (if it makes an order subject to conditions) Celestica, Celestica Ireland, Motorola and Motorola B.V., each accepting at its absolute discretion those conditions, or (if no such order is made and the Minister does not state in writing that it does not intend to make such an order), that the relevant period within the meaning of section 6 of the Irish Mergers Act has elapsed;

     (f) IDA APPROVAL. The IDA shall have consented in writing on terms reasonably acceptable to all parties to the disposition of the Motorola Operation conducted at the Dublin Facilities as hereby contemplated or Motorola shall have repaid the grant made to it by the IDA and, as a result, no IDA consent shall be required for such disposition;

     (g) EXECUTION OF PRINCIPAL AGREEMENTS. Each of the following agreements (and any agreements attached thereto as exhibits) (collectively, the "Principal

     Agreements") shall have been executed and delivered by Motorola, Motorola B.V., Celestica and Celestica Ireland, as applicable:

          (i)  the Employee Matters Agreement;

          (ii) the Transition Services Agreements;

          (iii) the Relationship Agreement;

          (iv) the Iowa Business Unit Agreement;

          (v)  the Dublin Business Unit Agreement;

          (vi) the Lease Assignment and Assumption Agreement, if necessary;

          (vii) the Real Estate Contract (Dublin); and

          (viii) the Joint Use and Occupancy Agreement.

The foregoing conditions are for the mutual benefit of Celestica and Celestica Ireland, on the one hand, and Motorola and Motorola B.V., on the other hand, and may be waived, in whole or in part, by any party at any time. If any of the conditions contained in this section 9.1 shall not be performed or fulfilled or waived at or prior to May 31, 2001 to the reasonable satisfaction of the parties, any party, by notice to the other parties, may rescind and terminate this Agreement in circumstances where the failure to satisfy any such condition is not the result, directly or indirectly, of such rescinding party's breach of this Agreement and, in such circumstances, the obligations of the parties under this Agreement, other than the obligations contained in sections 12.12, 12.13,
12.14 and 12.15, shall be terminated and thereafter the parties shall have no obligation or liability to any other party hereunder. Any such condition which is waived in whole or in part by a party shall be with prejudice to any claims it may have for a breach of this Agreement by any other party.

     9.2. CONDITIONS OF CLOSING IN FAVOR OF CELESTICA AND CELESTICA IRELAND. The sale and purchase of the Purchased Assets is subject to the following conditions for the exclusive benefit of Celestica and Celestica Ireland, to be performed or fulfilled at or prior to the Time of Closing (which conditions may be waived, in whole or in part, by the written consent of Celestica and Celestica Ireland):

     (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Motorola and Motorola B.V. contained in this Agreement and in the Employee Matters Agreement which are in any way qualified by materiality shall be true and correct at the Time of Closing with the same force and effect as if such representations and warranties were made at and as of such time, and all other representations and warranties of Motorola and Motorola B.V. contained in this Agreement and in the Employee Matters Agreement which are not so qualified shall be true and correct in all material respects at the Time of Closing with the same force and effect as if such representations and warranties were made at and as of such time, except in each case for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by Celestica and Celestica Ireland, and certificates of duly authorized representatives of Motorola and Motorola B.V., dated the Closing Date, to that effect shall have been delivered to Celestica and Celestica Ireland, such certificates to be in the form agreed to by Motorola's U.S. Counsel and Celestica's Canadian Counsel;

     (b) COVENANTS. All of the terms, covenants and conditions of this Agreement and the Employee Matters Agreement to be complied with or performed by Motorola and Motorola B.V. at or before the Time of Closing shall have been complied with or performed, and certificates of duly authorized representatives of Motorola and Motorola B.V., dated the Closing Date, to that effect shall have been delivered to Celestica and Celestica Ireland, such certificates to be in the form agreed to by Motorola's U.S. Counsel and Celestica's Canadian Counsel;

     (c) CONSENTS. Motorola shall have given or obtained the material notices, consents and approvals described in Schedule 5.15, in each case in form and substance reasonably satisfactory to Celestica;

     (d) NO DAMAGE. No damage by fire or other hazard to the whole or any part of the Purchased Assets shall have occurred prior to the Time of Closing, which in the aggregate could have a material adverse effect on the Purchased Assets;

     (e) DELIVERY OF MOTOROLA'S CLOSING DOCUMENTATION. Each of Motorola and Motorola B.V. shall deliver to Celestica and Celestica Ireland certificates of legal existence and good standing (where appropriate) and qualification to do business from the appropriate Governmental Authorities in Delaware and Iowa, and two copies, certified by duly authorized representatives of Motorola and Motorola B.V. as of the Closing Date, of their respective certificates of incorporation and by-laws, of certificates of incumbency of certain of their employees executing any documents in connection with the transactions contemplated hereby and of the resolutions authorizing the execution, delivery and performance by Motorola and Motorola B.V. of this Agreement and the Principal Agreements and any documents to be provided by them pursuant to the provisions hereof and thereof, and in the case of Motorola, a copy, certified by the Secretary of the State of Delaware, of its certificate of incorporation and in the case of Motorola B.V., a copy, certified by the appropriate Governmental Authority of The Netherlands, of its certificate of incorporation;

     (f) DELIVERY OF CONVEYANCING DOCUMENTS. Each of Motorola and Motorola B.V. shall deliver to Celestica and Celestica Ireland all necessary deeds, conveyances, bills of sale, assurances, transfers, assignments and any other documentation necessary or reasonably required to transfer the Purchased Assets to Celestica and Celestica Ireland with good and marketable title (and in the case of the Premises, such title shall be good, clear, recorded and marketable), free and clear of all Encumbrances whatsoever other than Permitted Encumbrances and in accordance with the Real Estate Contract (Dublin) and the Requisitions;

     (g) LEGAL OPINION. Each of Motorola and Motorola B.V. shall have delivered to Celestica and Celestica Ireland favorable opinions of Motorola's in-house counsel and Motorola's Irish counsel (as appropriate given the qualifications of such counsel and the practice related to giving closing opinions in its jurisdiction), as to the corporate capacity and authority of each of Motorola and Motorola B.V. to execute, deliver and perform its obligations under this Agreement and each Principal Agreement to which it is a party; the due authorization, execution and delivery by each of Motorola and Motorola B.V. of this Agreement and each Principal Agreement to which it is a party, the enforceability against Motorola and Motorola B.V. of this Agreement and each Principal Agreement to which it is a party, the execution, delivery and performance by each of Motorola and Motorola B.V. of this Agreement and each Principal Agreement to which it is a party not conflicting with, resulting in a breach of or constituting a default under its articles or by-laws, the laws of any applicable jurisdiction, any resolution of its board of directors or shareholders; and as to such other matters as the parties may agree;

     (h) TAX CERTIFICATES. Celestica shall have received such clearance certificates or similar documents from state taxing authorities or such other comfort as shall be provided for under Iowa law in order to relieve Celestica of any obligation to withhold any portion of the Purchase Price for state Tax obligations of Motorola. Motorola B.V. shall deliver to Celestica Ireland a certificate under section 980(8) of the Irish Taxes Consolidation Act, 1997 that Tax should not be deducted from the Purchase Price payable by Celestica Ireland to Motorola B.V. under section 3.1 of this Agreement;

     (i) EMPLOYEE MATTERS AGREEMENT. The condition set forth in Section 8.1 of the Employee Matters Agreement shall be satisfied; and

     (j) NON-FOREIGN STATUS. Celestica shall have received from Motorola a "Certificate of Non-foreign Status" under section 1445 of the Code in a form satisfactory to Celestica.

     The foregoing conditions are for the benefit of Celestica and Celestica Ireland and may be waived, in whole or in part, by any Celestica and Celestica Ireland at any time. If any of the conditions contained in this section 9.2 shall not be performed or fulfilled or waived at or prior to May 31, 2001 to the reasonable satisfaction of the Celestica and Celestica Ireland, Celestica and Celestica Ireland, by notice to Motorola and Motorola B.V., may rescind and terminate this Agreement in circumstances where the failure to satisfy any such condition is not the result, directly or indirectly, of a breach of this Agreement by Celestica and/or Celestica Ireland and, in such circumstances, the obligations of Celestica and Celestica Ireland under this Agreement, other than the obligations contained in sections 12.12, 12.13, 12.14 and 12.15, shall be terminated and thereafter the parties hereto shall have no obligation or liability to any other party hereunder; provided that in circumstances where (A) neither Celestica nor Celestica Ireland is then in breach of this Agreement and (B) the conditions contained in Section 9.1 have been satisfied or waived by all the parties hereto, Celestica and Celestica Ireland may also bring an action pursuant to Article 11 against Motorola and/or Motorola B.V. for damages (other than consequential, special, incidental or indirect losses or damages, costs profits or similar items) suffered by Celestica and Celestica Ireland where the non-performance or non-fulfillment of the relevant condition is as a result of a breach of this Agreement by Motorola and/or Motorola B.V. (it being understood that if the relevant condition is the condition contained in subsection 9.2(a), Celestica and Celestica Ireland may only bring such action if the fulfillment of such condition was within the control of Motorola and/or Motorola B.V.). Any such condition which is waived in whole or in part by Celestica and Celestica Ireland shall be with prejudice to any claims they may have for a breach of this Agreement by Motorola and/or Motorola B.V.

     9.3. CONDITIONS OF CLOSING IN FAVOR OF MOTOROLA AND MOTOROLA B.V. The sale and purchase of the Purchased Assets is subject to the following conditions for the exclusive benefit of Motorola and Motorola B.V., to be performed or fulfilled at or prior to the Time of Closing (which conditions may be waived, in whole or in part, by the written consent of Motorola and Motorola B.V.):

     (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Celestica and Celestica Ireland contained in this Agreement and the Employee Matters Agreement which are in any way qualified by materiality shall be true and correct at the Time of Closing with the same force and effect as if such representations and warranties were made at and as of such time, and all other representations and warranties of Celestica and Celestica Ireland contained in this Agreement and the Employee Matters Agreement which are not so qualified shall be true and correct in all material respects at the Time of Closing with the same force and effect as if such representations and warranties were made at and as of such time, except in each case for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by Motorola and Motorola B.V., and certificates of duly authorized representatives of Celestica and Celestica Ireland, dated the Closing Date, to that effect shall have been delivered to Motorola and Motorola B.V., such certificates to be in the form agreed to by Motorola's U.S. Counsel and Celestica's Canadian Counsel;

     (b) COVENANTS. All of the terms, covenants and conditions of this Agreement and the Employee Matters Agreement to be complied with or performed by Celestica at or before the Time of Closing shall have been complied with or performed, and certificates of duly authorized representatives of Celestica and Celestica Ireland, dated the Closing Date, to that effect shall have been delivered to Motorola and Motorola B.V., such certificates to be in the form agreed to by Motorola's U.S. Counsel and Celestica's Canadian Counsel;

     (c) DELIVERY OF CELESTICA'S CLOSING DOCUMENTATION. Celestica and Celestica Ireland shall deliver to Motorola certificates of legal existence and good standing (where appropriate) and qualification to do business from the appropriate Government Authorities in Delaware and Iowa, and two copies, certified by duly authorized representatives of Celestica and Celestica Ireland as of the Closing Date, of their certificates of incorporation and by-laws, of certificates of incumbency of their employees executing any documents in connection with the transactions contemplated hereby and of the resolutions authorizing the execution, delivery and performance by Celestica and Celestica Ireland of this Agreement and the Principal Agreements and any documents to be provided by them pursuant to the provisions hereof and thereof and, in the case of Celestica, a copy certified by the Secretary of State of Delaware of its certificate of incorporation and, in the case of Celestica Ireland, a copy certified by an officer of director of Celestica Ireland of its certificate of incorporation;

     (d) LEGAL OPINION. Celestica and Celestica Ireland shall have delivered to Motorola a favorable opinion of Celestica's U.S. Counsel and Celestica's Irish Counsel, (as appropriate given the qualifications of such counsel and the practice related to giving closing opinions in its jurisdiction), as to the corporate capacity and authority of each of Celestica and Celestica Ireland to execute, deliver and perform its obligations under this Agreement and each Principal Agreement to which it is a party; the due authorization, execution and delivery by each of Celestica and Celestica Ireland of this Agreement and each Principal Agreement to which it is a party; the enforceability against Celestica and Celestica Ireland of this Agreement and each Principal Agreement to which it is a party; the execution, delivery and performance by each of Celestica and Celestica Ireland of this Agreement and each Principal Agreement to which it is a party not conflicting with, resulting in a breach of or constituting a default under its articles or by-laws, the laws of any applicable jurisdiction, any resolution of its board of directors or shareholders; and as to such other matters as the parties may agree; and

     (e) PAYMENTS. Celestica and Celestica Ireland shall have made the payments to Motorola and Motorola B.V. referred to in section 3.1 and, if applicable, the financial institution shall have made the payment to Motorola B.V. for the Irish Real Property in accordance with section 8.9.

The foregoing conditions are for the benefit of Motorola and Motorola B.V. and may be waived, in whole or in part, by any Motorola and Motorola B.V. at any time. If any of the conditions contained in this section 9.3 shall not be performed or fulfilled or waived at or prior to May 31, 2001 to the reasonable satisfaction of the Motorola and Motorola B.V., Motorola and Motorola B.V., by notice to Celestica and Celestica Ireland, may rescind and terminate this Agreement in circumstances where the failure to satisfy any such condition is not the result, directly or indirectly, of a breach of this Agreement by Motorola and/or Motorola B.V. and, in such circumstances, the obligations of Motorola and Motorola B.V. under this Agreement, other than the obligations contained in sections 12.12, 12.13, 12.14 and 12.15, shall be terminated and thereafter the parties hereto shall have no obligation or liability to any other party hereunder; provided that in circumstances where (A) neither Motorola nor Motorola B.V. is then in breach of this Agreement and (B) the conditions contained in Section 9.1 have been satisfied or waived by all the parties hereto, Motorola and Motorola B.V. may also bring an action pursuant to Article 11 against Celestica and/or Celestica Ireland for damages (other than consequential, special, incidental or indirect losses or damages, costs profits or similar items) suffered by Motorola and Motorola B.V. where the non-performance or non-fulfillment of the relevant condition is as a result of a breach of this Agreement by Celestica and/or Celestica Ireland (it being understood that if the relevant condition is the condition contained in subsection 9.3(a), Motorola and Motorola B.V. may only bring such action if the fulfillment of such condition was within the control of Celestica and/or Celestica Ireland). Any such condition which is waived in whole or in part by Motorola and Motorola B.V. shall be with prejudice to any claims they may have for a breach of this Agreement by Celestica and/or Celestica Ireland.

                                   ARTICLE 10

                     CLOSING DATE AND TRANSFER OF POSSESSION
                     ---------------------------------------

     10.1. PLACE OF CLOSING. The closing shall take place at the Time of Closing at the offices of McDermott, Will & Emery, 227 West Monroe Street, Chicago, Illinois 60606-5096.

     10.2. TRANSFER. Subject to compliance with the terms and conditions hereof, at the Effective Time Motorola and Motorola B.V. shall let Celestica and Celestica Ireland into possession of the Purchased Assets and cause to be delivered to Celestica and Celestica Ireland all the Purchased Assets which are capable of passing by delivery. Motorola and Motorola B.V. shall deliver to Celestica and Celestica Ireland all the title deeds and documents relating to such of the Purchased Assets as are assigned or transferred hereunder. The sale of the Real Property shall be carried out in accordance with the terms of the Real Estate Contract (Dublin). In the event of any conflict between the General Conditions of the Real Estate Contract (Dublin) (as amended by the Special Conditions of the Real Estate Contract (Dublin)) and the terms of this Agreement, the latter shall prevail; but in the event of any conflict between the Special Conditions of the Real Estate Contract (Dublin) and the terms of this Agreement, the former shall prevail.

     10.3. FURTHER ASSURANCES. From time to time subsequent to the Closing Date, each party covenants and agrees that at all times after the Closing Date, at the expense of the requesting party, it will promptly execute and deliver all such documents, including all such additional conveyances, transfers, consents and other assurances and do all such other acts and things as the other party, acting reasonably, from time to time may request be executed or done in order to evidence better or perfect or effectuate any provision of this Agreement or of any agreement or other document executed pursuant to this Agreement or any of the respective obligations intended to be created hereby or thereby. Motorola B.V. shall ensure that all bolts and fastenings attaching to plant, machinery and fittings to land or buildings shall be undone so that the same shall be severed at the Time of Closing and title thereto and to the Inventory and to the books and records shall pass by delivery.

     10.4. RISK OF LOSS. From the date hereof up to the Time of Closing, the Purchased Assets shall be and remain at the risk of Motorola. At the Time of Closing, risk in the Purchased Assets shall pass to Celestica. If, prior to the Time of Closing, all or any part of the Purchased Assets which are necessary to carry on the Motorola Operation as currently conducted are destroyed or damaged by fire or any other casualty or shall be appropriated, expropriated or seized by Governmental Authority or other lawful authority, unless Celestica terminates its obligations under this Agreement as contemplated by section 9.2, Celestica shall complete the purchase without reduction of the Purchase Price, in which event all proceeds of insurance or compensation for expropriation or seizure shall be paid to Celestica at the Time of Closing and all right and claim of Motorola to any such amounts not paid by the Closing Date shall be assigned at the Time of Closing to Celestica.

                                   ARTICLE 11

                                 INDEMNIFICATION

     11.1. INDEMNIFICATION BY MOTOROLA AND MOTOROLA B.V. Motorola and Motorola B.V. jointly and severally shall indemnify and save harmless each of Celestica, Celestica Ireland, their directors, officers, stockholders, Affiliates, employees and agents and Celestica's and Celestica Ireland's successors and all directors, officers, employees and agents of each such successor, stockholder or Affiliate from and against any and all Losses suffered or incurred by Celestica as a result of or arising directly or indirectly out of or in connection with:

     (a) any breach by Motorola or Motorola B.V. or any inaccuracy of any representation or warranty of Motorola or Motorola B.V. contained in this Agreement or contained in any of the Principal Agreements or in any agreement, instrument, certificate or other document delivered pursuant hereto or the Principal Agreements (provided that Motorola shall not be required to indemnify or save harmless Celestica or Celestica Ireland in respect of any such breach or inaccuracy of any representation or warranty unless Celestica and/or Celestica Ireland shall have provided notice to Motorola and Motorola B.V. in accordance with section 11.3 on or prior to the expiration of any applicable time period related to such representation and warranty set out in section 7.1);

     (b) any breach or non-performance by Motorola or Motorola B.V. of any covenant to be performed by them which is contained in this Agreement or in any agreement, instrument, certificate or other document delivered pursuant hereto;

     (c) all liabilities of Motorola and Motorola B.V. which are or would be liabilities of Motorola and Motorola B.V. at or prior to the Effective Time, other than the Assumed Liabilities, including, without limitation, the manufacturing and sale of products by the Motorola Operation up to the Effective Time in respect of which product liability claims, warranty claims and other claims with respect to the quality, suitability or compliance with specifications or orders of such products are made against Celestica, Celestica Ireland or their Affiliates; and

     (d) any commission or other remuneration payable or alleged to be payable to any broker, agent or other intermediary who purports to act or have acted for or on behalf of Motorola and/or Motorola B.V.

     11.2. INDEMNIFICATION BY CELESTICA. Celestica and Celestica Ireland jointly and severally shall indemnify and save harmless each of Motorola, Motorola B.V., their directors, officers, stockholders, Affiliates, employees and agents and Motorola's and Motorola B.V.'s successors and all directors, officers, employees and agents of each such successor, stockholder or Affiliate from and against any and all Losses suffered or incurred by Motorola and/or Motorola B.V. as a result of or arising directly or indirectly out of or in connection with:

     (a) any breach by Celestica or Celestica Ireland of or any inaccuracy of any representation or warranty of Celestica or Celestica Ireland contained in this Agreement or contained in any of the Principal Agreements or in any agreement, instrument, certificate or other document delivered pursuant hereto or in the Principal Agreements (provided that neither Celestica nor Celestica Ireland shall be required to indemnify or save harmless Motorola or Motorola B.V. in respect of any breach or inaccuracy of any representation or warranty unless Motorola and Motorola B.V. shall have provided notice to Celestica and Celestica Ireland in accordance with section 11.3 on or prior to the expiration of the applicable time period related to such representation and warranty set out in section 7.1);

     (b) any breach or non-performance by Celestica or Celestica Ireland of any covenant to be performed by them which is contained in this Agreement or in any agreement, instrument, certificate or other document delivered pursuant hereto;

     (c) the operations of the Celestica Operation after the Effective Time, including the manufacturing and sale of products by the Celestica Operation after the Effective Time in respect of which product liability claims, warranty claims and other claims with respect to the quality, suitability or compliance with specifications or orders of such products may be made by customers of the Celestica Operation or other persons or any failure by Celestica or Celestica Ireland to pay, satisfy, discharge, perform or fulfil any of the Assumed Liabilities; and

     (d) any commission or other remuneration payable or alleged to be payable to any broker, agent or other intermediary who purports to act or have acted for or on behalf of Celestica and/or Celestica Ireland.

     11.3. NOTICE OF CLAIM. In the event that any party (the "Indemnified Party") shall assert a First Party Claim (as hereinafter defined) or become aware of any Third Party Claim (as hereinafter defined) in respect of which another party (the "Indemnifying Party") agreed to indemnify the Indemnified Party pursuant to this Agreement, the Indemnified Party shall promptly give notice thereof to the Indemnifying Party. Such notice shall specify whether the Claim arises as a result of a claim asserted by a third person against the Indemnified Party (a "Third Party Claim") or whether the Claim is asserted by another party hereto (a "First Party Claim"), and shall also specify with reasonable particularity (to the extent that the information is available):

     (a)  the factual basis for the Claim; and

     (b)  the amount of the Claim, if known.

If, through the fault of the Indemnified Party, the Indemnifying Party does not receive notice of any Claim in time to contest effectively the determination of any liability susceptible of being contested, the Indemnifying Party shall be entitled to set off against the amount claimed by the

Indemnified Party the amount of any Losses incurred by the Indemnifying
Party resulting from the Indemnified Party's failure to give such notice on a timely basis.

     11.4. FIRST PARTY CLAIMS. With respect to any First Party Claim, following receipt of notice from the Indemnified Party of the Claim, the Indemnifying Party shall have 60 days to make such investigation of the Claim as is considered necessary or desirable. For the purpose of such investigation, the Indemnified Party shall make available to the Indemnifying Party the information relied upon by the Indemnified Party to substantiate the Claim, together with all such other information as the Indemnifying Party may reasonably request. If both parties agree at or prior to the expiration of such 60-day period (or any mutually agreed upon extension thereof) to the validity and amount of such Claim, the Indemnifying Party shall immediately pay to the Indemnified Party the full agreed upon amount of the Claim, failing which the matter shall be referred to dispute resolution pursuant to the provisions of section 12.2.

     11.5. THIRD PARTY CLAIMS. With respect to any Third Party Claim, the Indemnified Party must give prompt notice to the Indemnifying Party of the Third Party Claim. The Indemnifying Party may, at its sole cost and expense, upon notice to the Indemnified Party within sixty (60) days after the Indemnifying Party receives notice of the Third Party Claim, assume the defense of the Third Party Claim, with counsel of its choice. The Indemnifying Party shall not consent to a settlement of, or the entry of any judgment arising from, any Third Party Claim, unless (i) the settlement or judgment is solely for money damages, or (ii) the Indemnified Party consents thereto, which consent shall not be unreasonably withheld. The Indemnifying Party shall provide the Indemnified Party with thirty (30) days prior notice before it consents to a settlement of, or the entry of a judgment arising from, any Third Party Claim. The Indemnified Party shall be entitled to participate in the defense of (but not control) any Third Party Claim, the defense of which is assumed by the Indemnifying Party, with its own counsel and at its own expense. The parties shall cooperate in the defense of any Third Party Claim and the relevant records of each party shall be made available on a timely basis. If the Indemnifying Party does not assume the defense of any such claim or proceeding resulting therefrom in accordance with the terms hereof, the Indemnified Party may defend such claim or proceeding in a reasonable manner, including settling such claim or proceeding on such terms as the Indemnified Party may deem appropriate after giving thirty (30) days' notice of the same to the Indemnifying Party and obtaining the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. To the extent applicable, the Indemnified Party shall keep the Indemnifying Party reasonably informed, in writing, as to the defense of any such matter hereunder.

     11.6. GENERAL PROVISIONS.

     (a) The Indemnified Party shall give written notice to the Indemnifying Party of the facts and circumstances giving rise to any claim for indemnification as soon as reasonably possible but in any event within thirty (30) days after it obtains knowledge of the basis for a claim for indemnification hereunder. The Indemnified Party shall take all reasonable steps to mitigate all indemnifiable liabilities and damages upon and after becoming aware of any event which could reasonably be expected to give rise to any liabilities and damages that are indemnifiable hereunder. No party shall be entitled to indemnification to the extent of any insurance, Tax or other benefits (if applicable, computed on a

                                            CONFIDENTIAL MATERIALS OMITTED AND
                                          FILED SEPARATELY WITH THE SECURITIES
                                                       AND EXCHANGE COMMISSION.
                                                    ASTERISKS DENOTE OMISSIONS.


          present value basis using a 6% discount rate) resulting from or which may be claimed as a result of the facts and circumstances relating to any indemnifiable claim. If any Losses are covered by insurance, Celestica and/or Celestica Ireland, as the case may be, shall use all reasonable efforts to recover the amount of such Losses from the insurer of such insurance which recovery (net of any retroactive premium adjustments and the aggregate amount of reasonably anticipated (based or written advice from insurance brokers or providers) increased insurance premiums over the following two policy years) shall reduce the amount of Losses hereunder; provided, however, that neither Celestica nor Celestica Ireland shall be required to obtain such recovery as a condition to making a claim against Motorola and/or Motorola B.V. pursuant to this Article 11.

     (b) Neither party shall have any obligation to indemnify the other party or otherwise have liability to the other party for consequential damages, special damages, incidental damages, indirect damages, collateral damages, punitive damages, lost profits or similar items.

     (c)  Each of Motorola and Motorola B.V. shall have no liability under this
          Article 11 to the extent arising from actions taken or not taken by Celestica, Celestica Ireland or their Affiliates after the Closing Date (provided, however, that the foregoing shall not relieve Motorola or Motorola B.V. of any obligations hereunder unless, and to the extent, Celestica's or Celestica Ireland's actions or inactions expand or increase Motorola's or Motorola B.V.'s obligations and liabilities hereunder).

     (d) To the extent that Motorola and/or Motorola B.V. discharges any claim for indemnification hereunder, Motorola and Motorola B.V. shall be subrogated to all rights of Celestica and Celestica Ireland against third parties.

     (e) The Indemnified Party and the Indemnifying Party shall cooperate fully with each other with respect to Third Party Claims and shall keep each other fully advised with respect thereto (including supplying copies of all relevant documentation promptly as it becomes available).

     11.7. THRESHOLD AND CAP ON INDEMNIFICATION. No Claim shall be made pursuant to subsections **** until the aggregate Losses suffered or incurred by the Indemnified Party in respect of all matters which could be the subject of such a Claim (collectively, the "**** Losses") exceed $****, at which time the Indemnified Party may make Claims in respect of all Losses, including for greater certainty, the first **** thereof. The maximum liability of Motorola and Motorola B.V. in the aggregate, for **** Losses shall not exceed the amount equal to ****.

     11.8. EXCLUSIVITY. The provisions of this Article 11 shall apply to any Claim for breach of any covenant, representation, warranty or other provision of this Agreement, the Employee Matters Agreement, the Real Estate Contract (Dublin), the Agreement referred to in Section 12.8 or any certificate or other document delivered pursuant hereto or thereto or in connection herewith (other than a claim for specific performance or injunctive relief) with the intent that all such Claims shall be subject to the limitations and other provisions contained in this Article 11.

                                   ARTICLE 12

                                  MISCELLANEOUS
                                  -------------

     12.1. ALLIANCE AGREEMENT. Motorola agrees to give Celestica primary consideration for the next significant "Alliance Agreement" that Motorola enters into with any contract manufacturer during the three (3) years following the execution of this Agreement, it being agreed that Celestica shall be offered such Alliance Agreement if Celestica satisfies Motorola's business criteria (defined as meeting or exceeding competitors' cost, technical and managerial capabilities, and satisfying capacity, cost and quality considerations (including, but not limited to, satisfactory performance under all existing Business Unit Agreements)). In each case, the criteria imposed by Motorola will be reasonable and fairly applied. For purposes of this Agreement, an Alliance Agreement does not include agreements with an original design manufacturer where the primary intent is to acquire design capability, or other agreements to sell excess manufacturing capacity that are similar to this Agreement where the primary intent is to sell the capacity and not to create a broader alliance. For purposes of this section, "Motorola" shall not include Motorola's Semiconductor Products Sector. This section 12.1 shall terminate and cease to be of any further force or effect in the event that the closing of the transaction of purchase and sale of the Purchased Assets contemplated herein does not occur in accordance with the terms hereof and this Agreement is terminated.

     12.2. DISPUTE. All disputes which arise under this Agreement shall be submitted to the Steering Committee which members will use their good faith efforts to resolve such disputes. To the extent that any misunderstanding or dispute cannot be resolved by the Steering Committee in a friendly manner, the dispute will be mediated by a mutually-acceptable mediator to be chosen by the parties within 45 days after written notice by one of the parties demanding mediation. No party may unreasonably withhold consent to the selection of a mediator, however, by mutual agreement the parties may postpone mediation until each has completed specified but limited discovery with respect to a dispute. The parties may also agree to attempt some other form of alternative dispute resolution ("ADR") in lieu of mediation, including by way of example and without limitation, neutral fact-finding or a mini-trial. Any dispute which the parties cannot resolve through negotiation, mediation or other form of ADR within six
(6) months of the date of the initial demand for it by one of the parties may then be submitted to the courts for resolution. The use of any ADR procedures will not be construed under the doctrines of laches, waiver or estoppel to affect adversely the rights of any party. Nothing in this section 12.2 will prevent any party from resorting to judicial proceedings if (i) good faith efforts to resolve the dispute under these procedures have been unsuccessful or
(ii) interim relief from a court is necessary to prevent serious and irreparable injury to one party or to others.

     12.3. NOTICES.

     (a) All notices, request, demands and other communications required or permitted to be given hereunder shall be in writing and shall be personally delivered or sent by facsimile transmission with confirming copy sent by overnight courier (such as

          Express Mail, Federal Express, etc.) and a delivery receipt obtained and addressed to the intended recipient:

          (i)              if to Motorola or Motorola B.V.:

                           Motorola, Inc.
                           Worldwide Supply Chain Strategy
                           Personal Communications Sector
                           600 North U.S.  Highway 45
                           Libertyville, Illinois  60048
                           Attention:  Senior Operations Controller
                           Telecopier No.: (847) 523-4246

                           with a copy to:

                           Motorola Inc.
                           Commercial, Government and Industrial Solutions
                             Sector
                           1301 E. Algonquin Road
                           Schaumburg, Illinois  60196-1078
                           Attention: Supply Chain Operations Group Controller Telecopier No.: (847) 576-0721

                           Motorola, Inc.
                           Law Department
                           1303 E. Algonquin Road
                           Schaumburg, Illinois 60196
                           Telecopier: (847) 576-2818
                           Attn: General Counsel

                           McDermott, Will & Emery
                           227 W. Monroe Street
                           Chicago, Illinois 60606
                           Telecopier:  (312) 984-7700
                           Attn:  John Tamisiea

         (ii)              if to Celestica:

                           Celestica Corporation
                           Pease International Tradeport
                           ATTN:  EXAO3
                           72 Pease Boulevard
                           Newington, New Hampshire
                           03801
                           Attention:  General Manager
                           Telecopier:  (603) 334-4330

                           if to Celestica Ireland:

                           Celestica Ireland Limited
                           Balheary Industrial Park
                           Swords, Co Dublin
                           Ireland

                           in each case with copies to:

                           Celestica Inc.
                           12 Concorde Place, 7th Floor
                           Toronto, Ontario
                           M3C 2R8
                           Attention:  Vice-President and General Counsel
                           Telecopier:  (416) 448-5454

                           Celestica Inc.
                           12 Concorde Place, 7th Floor
                           Toronto, Ontario
                           M3C 2R8
                           Attention:  Senior Vice-President Mergers and
                             Acquisitions
                           Telecopier:  (416) 448-5454

          (b) Any such notice or other communication shall be deemed to have been given and received on the day on which it was personally delivered or transmitted by facsimile, receipt confirmed in the manner provided above (or, if such day is not a Business Day, on the next following Business Day).

          (c) Either party may change its address for service at any time by giving notice to the other party in accordance with this section 12.3.

     12.4. CURRENCY. Unless otherwise indicated, all dollar amounts referred to in this Agreement are expressed in United States dollars.

     12.5. SECTIONS AND HEADINGS. The division of this Agreement into Articles, sections, subsections, paragraphs, Schedules and Exhibits and the insertion of headings and an index are for convenience of reference only and shall not affect the construction or the interpretation of this Agreement. Unless otherwise specified herein, any reference in this Agreement to an Article, section, subsection, paragraph, Schedule or Exhibit refers to the specified Article, section, subsection or paragraph of or Schedule or Exhibit to this Agreement. In this Agreement, the terms "this Agreement", "hereof", "herein", "hereunder" and similar expressions refer to this Agreement and not to any particular part, Article, section, subsection, paragraph or other provision hereof.

     12.6. RULES OF CONSTRUCTION. Unless the context otherwise requires, in this
Agreement:

     (a) words importing the singular number only shall include the plural and vice versa and words importing the masculine gender shall include the feminine and neuter genders and vice versa;

     (b) the words "include", "includes" and "including" means "include", "includes" or "including", in each case, "without limitation";

     (c) reference to any agreement indenture or other instrument in writing means such agreement, indenture or other instrument in writing as amended, modified, replaced or supplemented from time to time;

     (d) reference to any statute shall be deemed to be a reference to such statute as amended, reenacted or replaced from time to time;

     (e) if there is any conflict or inconsistency between the provisions contained in the body of this Agreement and those of any Schedule or Exhibit (other than the Principal Agreements) hereto, the provisions contained in the body of this Agreement shall prevail;

     (f) time periods within which a payment is to be made or any other action is to be taken hereunder shall be calculated excluding the day on which the period commences and including the day on which the period ends; and

     (g) whenever any payment to be made or action to be taken hereunder is required to be made or taken on a day other than a Business Day, such payment shall be made or action taken on the next following Business Day.

     12.7. CONSTRUCTION. The parties hereto acknowledge that their respective legal counsel have reviewed and participated in settling the terms of this Agreement and that any rule of construction to the effect that any ambiguity is to be resolved against the drafting party, including the rule or doctrine of CONTRA PROFERENTUM, shall not be applicable in the interpretation of this Agreement.

     12.8. ENTIRE AGREEMENT. This Agreement, together with the agreements specifically contemplated herein or entered into or delivered in connection herewith, including without limitation the first amendment to the Amended and Restated Asset Purchase Agreement, ("AMENDMENT NO. 1"), dated February 28, 2001, the provisions of which are incorporated herein, and the agreement, dated as of December 5, 2000, among the parties, relating to certain matters associated herewith, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as herein provided or as provided in other documents executed and delivered by the parties in connection herewith. For greater certainty, all references to the "Asset Purchase Agreement" and similar expressions in Amendment No. 1 shall be deemed to be references to this Agreement as amended and restated as of the date hereof.

     12.9. TIME OF ESSENCE. Time shall be of the essence of this Agreement.

     12.10. APPLICABLE LAW; CONSENT TO JURISDICTION. This Agreement shall be construed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of State of New York without reference to the conflict of laws principles thereof. Each of the parties hereby attorns to the non-exclusive jurisdiction of the courts of the State of New York and all courts competent to hear appeals therefrom.

     12.11. WAIVER OF JURY TRIAL. Each party hereto hereby waives, to the fullest extent permitted by applicable laws, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement or any of the Principal Agreements. Each party hereto (a) certifies that no representative, agent or counsel of the other party has represented expressly or otherwise that the other party would not, in the event of litigation, seek to enforce the foregoing waiver, and (b) acknowledges that it and the other party hereto have been induced to enter into this Agreement and the Principal Agreements by, among other things, the mutual waivers and certifications contained in this section.

     12.12. PUBLIC ANNOUNCEMENT. The parties shall consult with each other before issuing any press release or making any other public announcement with respect to this Agreement or the transactions contemplated hereby and, except as required by any applicable law or regulatory requirement, neither of them shall issue any such press release or make any such public announcement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed.

     12.13. DISCLOSURE. Prior to any public announcement of the transaction contemplated hereby pursuant to section 12.12, neither party shall disclose any aspects of such transaction except to its board of directors, its senior management, its legal, accounting, financial or other professional advisors, any investment bank, dealer or financial institution contacted by it with respect to any financing required in connection with such transaction or otherwise and counsel to such investment bank, dealer or financial institution, or as may be required by any applicable law or any regulatory authority or stock exchange having jurisdiction. In no event shall any party publicly disclose this Agreement or any Principal Agreement without the prior written consent of the other parties not to be unreasonably withheld.

     12.14. CONFIDENTIALITY. Neither party shall disclose to any other person (other than to such party's employees, representatives and agents on a need-to-know basis, who are bound by confidentiality agreements or other confidentiality obligations) the terms or conditions hereof or the fact that an acquisition transaction with respect to the Motorola Operation is being considered by the parties unless, in the opinion of such party's counsel and subject, in the case of a filing or publication of this Agreement or any of the Principal Agreements, to section 8.10, such disclosure is required by law or applicable stock exchange regulations, in which case notice of such disclosure shall be given to the other party. In the event any such disclosure is required, the disclosing party shall give the other party prior written notice. Subject to each party's approval, the relationship established by this Agreement may be described in any press release or other public dissemination as a strategic relationship between the parties.

     12.15. EXPENSES. Except as otherwise provided herein, each party shall be responsible for the expenses (including fees and expenses of legal advisors, accountants and other professional advisors) incurred by it and its Affiliates, respectively, in connection with the negotiation and settlement of this Agreement and the Principal Agreements and the completion of the transactions contemplated hereby and thereby.

     12.16. SEVERABILITY. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect such determination shall not impair or affect the validity, legality or enforceability of the remaining provisions hereof, and each provision is hereby declared to be separate, severable and distinct. To the extent that any such provision is found to be invalid, illegal or unenforceable, the parties hereto shall act in good faith to substitute for such provision, to the extent possible, a new provision with content and purpose as close as possible to the provision so determined to be invalid, illegal or unenforceable.

     12.17. SUCCESSORS AND ASSIGNS. This Agreement shall enure to the benefit of and shall be binding on and enforceable by the parties and their respective successors and permitted assigns. Neither party may assign any of its rights or obligations hereunder without the prior written consent of the other party.

     12.18. AMENDMENT AND WAIVERS. No amendment or waiver of any provision of this Agreement shall be binding on either party unless consented to in writing by such party. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, and no waiver shall constitute a continuing waiver unless otherwise provided.

     12.19. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.

     12.20. NO THIRD PARTY BENEFICIARIES. Except as specifically provided herein, this Agreement shall not confer any rights or remedies on any person other than the parties hereto and their respective successors and permitted assigns.

     12.21. PROCESS AGENTS. Except as specifically provided herein, each of Celestica Ireland and Motorola B.V. appoints CT Corporation System, in each case to act as its process agent to receive on each of their behalf service of process in any proceedings in New York. Service upon the process agent shall be deemed to be good service upon Celestica Ireland or Motorola B.V., as appropriate. If for any reason the process agent ceases to be able to act as process agent or no longer has an address in New York, each of Celestica Ireland and Motorola B.V. agrees to appoint a substitute process agent with an address in New York acceptable to the other party and to deliver to that party a copy of the substitute process agent's acceptance of that appointment prior to the first process agent ceasing to act. In the event that either Celestica Ireland or Motorola B.V. fails to appoint a substitute process agent in accordance with this Article, it shall be effective service for the other party to serve the process upon the last known address in New York of the last known process agent of the defaulting party notified to it notwithstanding that such process agent is no longer found at such address or has ceased to act.

         IN WITNESS WHEREOF the parties have executed this Agreement.

                                    CELESTICA CORPORATION


                                    By:    /s/ Rahul Suri
                                           ------------------------------------
                                    Name:  Rahul Suri
                                           ------------------------------------
                                    Title: Authorized Signatory
                                           ------------------------------------



                                    CELESTICA IRELAND LIMITED


                                    By:    /s/ Rahul Suri
                                           ------------------------------------
                                    Name:  Rahul Suri
                                           ------------------------------------
                                    Title: Authorized Signatory
                                           ------------------------------------



                                    MOTOROLA INC.


                                    By:
                                           ------------------------------------
                                    Name:
                                           ------------------------------------
                                    Title:
                                           ------------------------------------



                                    MOTOROLA, B.V.


                                    By:
                                           ------------------------------------
                                    Name:
                                           ------------------------------------
                                    Title:
                                           ------------------------------------